CERTAIN IDENTIFIED ATTACHMENTS HAVE BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE THEY
ARE NOT MATERIAL. SECTION VI OF EXHIBIT B HERETO CONTAINS A LIST OF THESE OMITTED
ATTACHMENTS. [***] INDICATES THAT INFORMATION HAS BEEN EXCLUDED.
PERSONAL INJURY MASTER SETTLEMENT AGREEMENT
This Personal Injury Master Settlement Agreement (the “MSA”), dated May 9, 2024, is between the undersigned counsel for Plaintiffs (“Plaintiffs’ Negotiating Counsel” or the “PNC”),
on the one hand, and Defendants Philips RS North America LLC (“Philips RS”), Koninklijke
Philips N.V., Philips North America LLC, Philips Holding USA, Inc., and Philips RS North
America Holding Corporation (collectively, the “Philips Defendants”), on the other. The Philips
Defendants and the PNC are each a “Party,” and, collectively, are the “Parties.”
This MSA reflects the terms of a private settlement program (as defined below, the
“Program”) intended to resolve the claims or potential claims of all United States Citizens or
Residents who have a Qualifying Injury and who allege that they sustained such Qualifying Injury from (i) use of one or more of the Recalled Devices, and/or (ii) any asserted defects, delays or inadequacies relating to the Philips RS recall programs.
RECITALS
A.Beginning on June 14, 2021, Philips RS announced recalls of certain CPAP, BIPAP and ventilator products (the “Recalled Devices,” defined further below).
B.Individuals have asserted actual or potential Personal Injury Claims against the Philips
Defendants, including through the filing of lawsuits or other proceedings against the Philips
Defendants and also through joining the Census Registry. The Philips Defendants deny any and all liability for all Personal Injury Claims.
C.The filed Personal Injury Claims have been centralized in, inter alia, the MDL Court and the Massachusetts Court.
D.The Parties have concluded that, given the facts and circumstances of the Personal
Injury Claims, including the claims asserted and the legal and factual defenses thereto, it would be in the Parties’ best interests to enter into this MSA to avoid the uncertainties, burdens and risks of new and continued litigation. The Parties have further concluded that, based on, among other things, the total number of persons who have asserted Personal Injury Claims and, separately, the total number of persons with Personal Injury Claims that the Parties anticipate will participate in the Program, the Program is fair, reasonable and adequate.
E.The Parties agree that this MSA and the Program are intended to resolve, in lieu of further litigation, all Released Claims of all Eligible Claimants. For persons represented by counsel, to be an Eligible Claimant, the person must have retained counsel on or before April 29,
2024. The Program is not available to persons represented by counsel where that representation began after April 29, 2024.
F.Pursuant to Pretrial Order No. 8, the PNC were authorized by the MDL Court to prosecute litigation relating to the Recalled Devices, including the negotiation of any potential settlements. This MSA is a result of work performed and expenses incurred by the Court-
appointed plaintiffs’ leadership for the common benefit of Plaintiffs, including as a result of extensive negotiations between the Parties with the assistance of the Court-appointed mediator, the Honorable Diane M. Welsh (Ret.) (the “Settlement Mediator”).
G.The Program is intended to resolve all claims or potential claims of Eligible Claimants who allege any injury the undersigned counsel for Plaintiffs believe can be sustained. Based on their assessment, the remaining injuries (i.e., Nonqualifying Injuries, which are not part of the
Settlement or the Program) will not be pursued going forward by the undersigned counsel for
Plaintiffs.
H.The Philips Defendants are paying no more than the consideration set forth in this
MSA (i.e., in the aggregate, $1.075 billion) to resolve all Released Claims of all Eligible
Claimants.
I.The Parties expressly agree and acknowledge that the Settlement and the Program are available only to United States Citizens and Residents.
J.Nothing in the Settlement will be construed as evidence of, or as an admission by, the
Philips Defendants of any fault, liability, wrongdoing, causation, or damages whatsoever. The
Philips Defendants maintain that use of the Recalled Devices did not cause any injuries, including any of the Qualifying Injuries. The Philips Defendants are not endorsing or agreeing to any particular allocation methodology or injury value for any particular Qualifying Injury or Eligible
Claimant.
ARTICLE 1
DEFINITIONS
Cash and the $: Any reference in this MSA to “$” means U.S. dollars.
Census Registry means the Census Registry Program established by Pretrial Order Nos. 25 (ECF
739) and 25a (ECF 870).
Days mean calendar days, but if a deadline falls on a weekend or federal holiday, then the period continues to run until the next day that is not a Saturday, Sunday, or federal holiday.
Deficient Claimant means any person who attempts to register for the Program but fails to provide proof of a Qualifying Injury, proof of use of a Recalled Device, and/or proof that they are a United
States Citizen or Resident. The Settlement Administrator shall implement a process to allow time for Deficient Claimants to rectify the deficiency(ies). Absent agreement of the Parties, the amount of time for this deficiency cure process shall be no less than 45 days and not more than 90 days.
Deficient Claimants who timely rectify the deficiency(ies) are Eligible Claimants and Registered
Claimants. Deficient Claimants who do not timely rectify the deficiency(ies) are neither Eligible
Claimants nor Registered Claimants, and will be deemed Ineligible Claimants.
Disengaged Claimant means an Eligible Claimant listed on an Identification Order Declaration with an unfiled claim who fails to submit a Registration Form by the Registration Deadline and is
identified by Primary Counsel on a Disengaged Claimant Declaration within 7 days after the
Registration Deadline.
Disengaged Claimant Declaration means the declaration under penalty of perjury submitted by
Primary Counsel substantially in the form of Exhibit 1.
Eligible Claimant means a United States Citizen or Resident who, as of the applicable
Identification Order Declaration Deadline, alleges a Qualifying Injury caused by their use of one or more Recalled Devices and/or any asserted defects, delays or inadequacies relating to the Philips
RS recall programs, and either (i) retained counsel on or before April 29, 2024 and is included on an Identification Order Declaration alleging a Qualifying Injury by the applicable Identification
Order Declaration Deadline, or (ii) is a pro se plaintiff who has filed a Personal Injury Claim or
Claims in the MDL Court or Massachusetts Court alleging a Qualifying Injury or submits an
Identification Order Declaration alleging a Qualifying Injury by the applicable Identification Order
Declaration Deadline.
Ineligible Claimant means anyone who is not an Eligible Claimant. An Ineligible Claimant is
not entitled to participate in or receive any benefits under the Settlement or the Program unless both Plaintiffs’ Negotiating Counsel and the Philips Defendants agree to deem that person an
Eligible Claimant (e.g., allowing for the untimely submission of an Identification Order
Declaration and/or an untimely submission of a Registration), in which case that person will be considered an Eligible Claimant for all purposes.
Lienholders means all government program insurers that hold Liens.
Liens means liens or claims asserted under the Medicare Secondary Payer Act or the Medicare,
Medicaid, and SCHIP Extension Act related to a Registered Claimant’s Qualifying Injury and payment pursuant to the Program.
Massachusetts Court means the Honorable Christopher K. Barry-Smith, or his successor, who presides over the consolidated proceeding currently captioned St. John, Christine et al. v. Philips
North America, LLC et al., Docket No. 2281CV01788 (Massachusetts Middlesex County Super.
Ct., Woburn).
MDL Court means the Honorable Joy Flowers Conti, or her successor, who presides over In re
Philips Recalled CPAP, Bi-Level PAP, and Mechanical Ventilator Prods. Litig., MDL No. 3014
(W.D. Pa.) (the “MDL”).
Master Settlement Agreement or MSA: This Personal Injury Master Settlement Agreement
dated May 9, 2024 and all exhibits attached hereto.
Nonqualifying Injuries means any injury other than a Qualifying Injury.
Ozone Cleaning Companies means manufacturers of ozone-based cleaning devices for CPAP,
BiPAP, ventilator or other similar devices, as well as their former, present, and future owners, shareholders, directors, officers, employees, attorneys, affiliates, parent companies, subsidiaries, predecessors and successors, including, but not limited to, SoClean Inc. and DW Management
Services, LLC d/b/a DW Healthcare Partners.
Personal Injury Claims means any and all actual or potential claims, demands, rights, remedies, relief, actions, or causes of action, suits at law or in equity, whether sounding in tort, contract, arising under statute, or otherwise, and whether asserted or unasserted, for personal or bodily injuries, including for pecuniary, non-pecuniary, and punitive, statutory or other exemplary damages or remedies of whatever kind or character for those personal or bodily injuries (including, but not limited to, past, present or future lost wages, lost earning capacity, economic, property or business losses, or medical costs or expenses, including for pain and suffering and mental or emotional harm, and attorneys’ fees, costs and expenses, as well as derivative claims such as loss of consortium or wrongful death) against the Philips Defendants or any other Released Party relating to the Recalled Devices. Personal Injury Claims includes claims for Qualifying Injuries and also Nonqualifying Injuries.
Plaintiffs’ Negotiating Counsel or PNC means the undersigned law firms for Plaintiffs that comprise the law firms that participated in the negotiations of this MSA.
PolyTech Defendants means Polymer Technologies, Inc. and Polymer Molded Products LLC.
Primary Counsel means (1) for any Eligible Claimant with a Personal Injury Claim in the MDL, or participating in the Census Registry, the lawyer or law firm listed as the registering Law Firm in MDL Centrality; (2) for any Eligible Claimant with a Personal Injury Claim filed in state court, counsel of record for the Eligible Claimant; or (3) for any Eligible Claimant with an unfiled
Personal Injury Claim and who is not participating in the Census Registry, counsel with an engagement or retainer agreement with such Eligible Claimant. Counsel shall not be Primary
Counsel for an Eligible Claimant if counsel’s representation of that Eligible Claimant terminated prior to the Identification Order Declaration Deadline.
Program means the Personal Injury Settlement Program to be set forth in this MSA.
Qualified Settlement Fund or QSF: The fund established pursuant to this MSA set up in accordance with Section 468B(d)(2) of the Internal Revenue Code of 1986, as amended, and 26
CFR § 1.468B-1 1, et seq. of the Treasury Regulations.
Qualifying Injury means either a Qualifying Respiratory Injury or a Qualifying Cancer.
Qualifying Respiratory Injury means, as demonstrated through proof of diagnosis or treatment, respiratory impairment (e.g., new or worsening asthma, new or worsening COPD, chronic bronchitis, bronchiectasis, sarcoidosis, acute respiratory distress syndrome, reactive airways dysfunction syndrome, pulmonary fibrosis, pneumonitis, other interstitial lung disease, other obstructive or restrictive lung disease).
Qualifying Cancer means one of the following, as demonstrated through proof of diagnosis or treatment: lung cancer; certain blood cancers (acute myeloid leukemia (AML), chronic myeloid leukemia (CML), or mucosa associated lymphoid tissue (MALT) of the air-pathway lymphoid tissue); or ENT/pathway cancers (e.g., oral cavity cancers; oropharynx cancer; nasal cavity/sinus cancer; nasopharynx cancer; larynx cancer; hypopharynx cancer; salivary cancer; esophageal cancers; thyroid cancers).
Recalled Device(s) means the following CPAP, BiPAP and ventilator devices:
•C-series S/T, AVAPS (C-series and C-series HT);
•DreamStation ASV;
•DreamStation BiPAP;
•DreamStation CPAP;
•DreamStation Go;
•DreamStation ST, AVAPS;
•E30;
•OmniLab Advanced Plus;
•System One 50 Series ASV4 (Auto SV4);
•System One 50 Series Base;
•System One 50 Series BiPAP;
•System One 60 Series ASV4 (Auto SV4);
•System One 60 Series Base;
•System One 60 Series BiPAP;
•Trilogy 100/200, Garbin Plus, Aeris LifeVent; and
•V30 auto.
Registered Claimant means an Eligible Claimant who registers for the Program by the
Registration Deadline and provides proof that they are a United States Citizen or Resident, proof of use of a Recalled Device, and proof of a Qualifying Injury. An Eligible Claimant who is not a
Registered Claimant is not entitled to participate in or receive any benefits under the Settlement or the Program unless both Plaintiffs’ Negotiating Counsel and the Philips Defendants agree to deem that person a Registered Claimant (e.g., allowing for the untimely submission of a Registration), in which case that person will be considered a Registered Claimant for all purposes.
Registration Deadline means December 10, 2024; provided, however, that the Registration
Deadline may be extended by written agreement of the Parties.
Released Claims has the meaning set forth in the Release attached hereto as Exhibit 2.
Released Parties means any individual who, or entity that, is or could be responsible or liable in any way whatsoever, whether directly or indirectly, for Released Claims. Without in any way limiting the foregoing, the Released Parties include, without limitation, (1) the Philips Defendants,
(2) any of their past, present, or future parents, owners, predecessors, successors, subsidiaries, divisions, affiliates/related entities, stockholders, officers, directors, board members, supervisors, members, partners, managers, and employees, (3) any of their current, former or future suppliers, agents, testing laboratories, attorneys, vendors, consultants, claim administrators, recall administrators, contractors and subcontractors, including the PolyTech Defendants, (4) any and all current, former or future distributors, sellers, insurers, reinsurers, resellers, lessors, retail dealers, and DME providers for the Recalled Devices, (5) prescribing doctors, healthcare providers, and healthcare practices with respect to the Recalled Devices, (6) any and all individuals and entities indemnified by any other Released Party with respect to Released Claims, and (7) all of their predecessors, successors, assigns, legatees, legal representatives, and any other stakeholders, as well as all other persons acting by, through, or under them, including those who are, may be, or are alleged to be jointly or jointly and severally liable with them, or any of them. In addition,
Released Parties includes the Ozone Cleaning Companies. For the avoidance of doubt, nothing herein precludes the Philips Defendants from pursuing contribution claims against the Ozone
Cleaning Companies.
United States Citizen or Resident means a person who currently is a United States citizen or resident, or a current United States military, diplomatic personnel or employee living or stationed overseas, or a person who succeeds to the rights or interests of such person (e.g., estate representatives).
ARTICLE 2
IDENTIFICATION OF ELIGIBLE CLAIMANTS
Section 2.1 The Settlement is intended to resolve all Released Claims of all Eligible
Claimants. The purpose of the identification requirements set forth in this section is to identify and create an initial list of the Eligible Claimants.
Section 2.2Identification Order
2.2.1  Promptly after the execution of this MSA, the Parties agree to request that the
MDL Court and the Massachusetts Court enter Identification Orders requiring, within 30 days of the Orders (the “Identification Order Declaration Deadline”), (i) all counsel with clients in suit or on the Census Registry to identify all Eligible Claimants (whether claims or potential claims with respect to the Eligible Claimant client have been filed in suit, asserted on the Census Registry, or otherwise) for which they are Primary Counsel, and (ii) pro se litigants to identify themselves if they believe they suffered a Qualifying Injury caused by their use of one or more Recalled Devices and/or any asserted defects, delays or inadequacies relating to the Philips RS recall programs (the
“Identification Order Declarations”).
2.2.2The Identification Orders shall be substantially in the form of Exhibit 3.
2.2.3The Identification Orders shall require each Primary Counsel to take any and all steps necessary to identify all Eligible Claimants they represent or claim to represent (whether claims or potential claims with respect to the Eligible Claimant client have been filed in suit, asserted on the Census Registry, or otherwise), and submit to the Settlement Administrator an
Identification Order Declaration under penalty of perjury that identifies all Eligible Claimants represented by that Primary Counsel and affirms under penalty of perjury that the Identification
Order Declaration includes all of Primary Counsel’s Eligible Claimant clients.
2.2.4Identification Order Declarations may also be submitted by counsel who do not have clients in suit or on the Census Registry. The filing of suit and/or enrollment in the
Census Registry is not a condition to participating in the Program.
2.2.5 Promptly upon the execution of the MSA, (i) the Parties will jointly request that the MDL Court enter an Identification Order substantially in the form of Exhibit 3, (ii) the
Philips Defendants will request that the MDL Court enter a Docket Management Order substantially in the form of Exhibit 4, which the PNC will not oppose, and (iii) the Philips
Defendants will request that the Massachusetts Court enter both an Identification Order and a
Docket Management Order in substantially the same form, which the PNC will not oppose.
2.2.6 The Philips Defendants shall have the option, in their sole discretion, to terminate the Settlement if either the Identification Order or the Docket Management Order are
not entered by the MDL Court. This option shall expire 30 days after the MSA is signed, although the Parties can agree on a reasonable extension if the entry of those orders is then still under consideration by the MDL Court.
Section 2.3  For each filed case and potential claim that had been on the Census Registry, there must be a single designation of a Primary Counsel. Primary Counsel must identify clients by serving a list of all Eligible Claimant clients (whether in suit, on the Census Registry or otherwise) for which such counsel is Primary Counsel as of the date of the designation.
Section 2.4 If any law firm fails to submit an Identification Order Declaration by the applicable Identification Order Declaration Deadline, Plaintiffs’ Negotiating Counsel agrees to invoke the full scope of their rights under the Attorney Participation Agreement, including enforcing the Attorney Participation Agreement in the MDL Court by requiring that the noncompliant law firm(s) provide a list of their clients and imposing the full extent of sanctions permitted under the Attorney Participation Agreement.
Section 2.5 Any person who, as of the applicable Identification Order Declaration
Deadline, is not included on an Identification Order Declaration, or (for pro se plaintiffs only) who has not filed a Personal Injury Claim or Claims in the MDL Court or the Massachusetts Court
alleging a Qualifying Injury, shall be deemed an Ineligible Claimant. An Ineligible Claimant is not entitled to participate in or receive any benefits under the Settlement or the Program unless both Plaintiffs’ Negotiating Counsel and the Philips Defendants agree to deem that person an
Eligible Claimant (e.g., allowing for the untimely submission of an Identification Order
Declaration), in which case that person will be considered an Eligible Claimant for all purposes.
Section 2.6 Within 14 days after the submission of Identification Order Declarations, and in consultation with the Parties, the Settlement Administrator shall provide the Parties with a de-duplicated list of Eligible Claimants (the “Identification Order Report”).
Section 2.7 The Parties may challenge the contents of the Identification Order Report, including that such report either includes claimants who are not Eligible Claimants or fails to include Eligible Claimants or both. A challenge pursuant to this Section shall be made in writing to the Settlement Administrator and served on the other Parties within 14 days of the issuance of the Identification Order Report. Any Party that opposes the challenge may submit a written response within 10 days of such challenge. The Settlement Special Master shall review any such challenge and issue a determination, which may include amending the Identification Order Report, within 10 days of such response. The determination by the Settlement Special Master shall be final, binding and not subject to any right to further review by any party or court. The Parties may agree in writing on reasonable extensions of these deadlines.
Section 2.8 The Philips Defendants will be terminating the Census Registry on or around the date of this MSA.  The Philips Defendants agree to the tolling of any and all time limitations for filing or pursuing a Personal Injury Claim for all claimants included on the
Identification Order Report, to the extent such time limitations have not already expired as of the date of this MSA, for the time period from the date of this MSA until 14 days after the expiration of the Philips Defendants’ Termination Rights. The tolling of limitations is not intended to, and shall not for any purposes be deemed to, limit or adversely affect any defense, other than a limitations defense, the Philips Defendants may have or would have had in the absence of this tolling. Further, this tolling does not have any impact on any tolling provided under the Prior
Tolling Agreement or the Census Registry Program.
ARTICLE 3
REGISTRATION AND IDENTIFICATION OF REGISTERED CLAIMANTS
Section 3.1 All Eligible Claimants who appear on the Identification Order Report will have an opportunity to Register for the Program, and thereby become a Registered Claimant.
Section 3.2 To access the benefits of the Program, Eligible Claimants must complete and submit to the Settlement Administrator a Registration Form electing to participate in the
Program, including all required signatures and attachments.
Section 3.3 The deadline for Registration shall be the Registration Deadline, which is
December 10, 2024.
Section 3.4 Eligible Claimants who comply with and complete the Registration Form and elect to participate in the Program become Registered Claimants. For the avoidance of doubt, only Eligible Claimants may become Registered Claimants, and inclusion on the Identification
Order Report does not guarantee eligibility to become a Registered Claimant. Conversely, Eligible
Claimants not included on the Identification Order Report may become Registered Claimants only by agreement of the Parties (e.g., allowing for the untimely submission of an Identification Order
Declaration) pursuant to Section 2.5 or determination by the Settlement Special Master pursuant to Section 2.7.
Section 3.5 For purposes of completing a Registration Form, a beneficiary, recognized under state law, of the deceased Eligible Claimant may initially execute the Registration Form. In the event that the allocation to the deceased Eligible Claimant is $75,000 or more, the Release shall not be effective until executed by a representative for the deceased Eligible Claimant appointed in accordance with applicable state law. For any deceased Eligible Claimant who will receive less than $75,000, the Release shall be effective if signed by all beneficiaries identified in a family settlement affidavit or the representative satisfies the small estate administration rules consistent with applicable state law. For the avoidance of doubt, no claimant shall be paid until a valid and effective Release has been completed and signed.
Section 3.6 The Registration Form, which shall be mutually agreed on by the Parties, shall provide information to Eligible Claimants about the benefits of the Settlement and the consequences of failing to register. The Registration Form and accompanying materials may be revised by agreement of the Parties. The Registration Form shall require each Eligible Claimant electing to participate in the Settlement to submit to the Settlement Administrator:
3.6.1 Identifying information about the Eligible Claimant and the Eligible Claimant’s counsel, if any.
3.6.2An election as to whether the Eligible Claimant wishes to participate in the
Program; and if so elected, such information as is necessary to participate in the Program, including proof the Eligible Claimant is a United States Citizen or Resident, proof of a
Qualifying Injury, and proof of use of a Recalled Device (which may include, among other things, information from Care Orchestrator, registrations as part of the Philips RS recall programs, and enrollments and claims submitted as part of the economic loss class action settlement); the Philips Defendants will reasonably cooperate with the Settlement
Administrator and the PNC to make such data available as part of the Program.
3.6.3A full and complete release of all Released Claims against the Released
Parties, a sworn representation that the person has the authority to release such claims and has not sold or otherwise transferred such claims, and an indemnification against the matters set forth in the Release and Indemnification section below, in the form attached as
Exhibit 2.
3.6.4If the Eligible Claimant has filed a Released Claim or Claims in a court or other tribunal, a dismissal with prejudice of the Released Claim or Claims. Such dismissal shall only be filed in the appropriate court or other tribunal after the Philips Defendants’
Termination Rights have expired.
3.6.5Evidence of representative capacity (if applicable). The Settlement
Administrator will adopt a procedure specifying the proof required of the authority of an
Eligible Claimant to act on behalf of a deceased or incapacitated or legally incompetent user or user’s estate, where required by this Agreement. For purposes of completing a
Registration Form, a beneficiary, recognized under state law, of the deceased Eligible
Claimant may initially execute the Registration Form.
3.6.6The Settlement Administrator may request additional information or communicate with Primary Counsel and Eligible Claimants in conjunction with Primary
Counsel, or pro se Eligible Claimants, concerning any questions that may arise in this process and/or to request additional information or documentation from any Eligible
Claimant. The Settlement Administrator may respond to Eligible Claimants who contact the Settlement Administrator directly.
Section 3.7  A person who attempts to register for the Program but fails to provide proof of a Qualifying Injury, proof of use of a Recalled Device, and/or proof that they are a United States
Citizen or Resident will be deemed a Deficient Claimant. The Settlement Administrator shall implement a process to allow time for Deficient Claimants to rectify the deficiency(ies). Absent agreement of the Parties, the amount of time for this deficiency cure process shall be no less than
45 days and not more than 90 days. Deficient Claimants who timely rectify the deficiency(ies) are
Eligible Claimants and Registered Claimants. Deficient Claimants who do not timely rectify the deficiency(ies) are neither Eligible Claimants nor Registered Claimants, and will be deemed
Ineligible Claimants, and will have their Registration Form and accompanying materials returned by the Settlement Administrator and will not be bound by the Program.
Section 3.8  For all Registered Claimants with filed complaints (or similar pleadings), a stipulated dismissal with prejudice shall be filed in the appropriate court or tribunal after the Philips
Defendants’ Termination Rights have expired and consistent with Section 4.3.
Section 3.9 No Punitive Damages. By completing a Registration Form that elects to participate in the Program and submitting a Release, each Registered Claimant waives the right to receive any punitive damages arising out of or related to any Released Claim, and each Registered
Claimant understands and agrees that no amount paid pursuant to the Program is, or shall deemed to be, attributable to punitive damages.
Section 3.10 No Withdrawal of Registration Forms. Submission of a Registration
Form electing to participate in the Program is irrevocable. No Registered Claimant may under any circumstances or reason withdraw a Registration Form or accompanying materials, request the return of his/her Release or dismissal with prejudice, or otherwise withdraw from the Program regardless of the amount of any non-zero final award from the Program. Any purported withdrawal of a Registration Form or accompanying materials is not effective unless by the written agreement of all Parties.
Section 3.11 Failure to Register. Eligible Claimants who do not register by the
Registration Deadline shall not be eligible to participate in the Program unless the Parties jointly agree to waive this requirement on a case-by-case basis.
Section 3.12 Disengagement from Eligible Claimants Who Cannot Be Located or
Reached. Within 7 days after the Registration Deadline, to the extent applicable, Primary Counsel shall submit a Disengaged Claimant Declaration, in the form of Exhibit 1, to the Settlement
Administrator and the Philips Defendants, listing all their Eligible Claimant clients Primary
Counsel was unable to contact prior to the Registration Deadline, despite repeated good faith attempts to do so. Pursuant to that Declaration, Primary Counsel will affirm that they have disengaged with and ceased all representation of any Disengaged Claimants.
ARTICLE 4
RELEASE AND INDEMNIFICATION
Section 4.1 Each Registered Claimant shall fully and forever release all Released
Parties from and against all Released Claims. Each Registered Claimant shall fully indemnify and hold harmless the Released Parties from any and all claims by Lienholders. The Release shall be in the form of Exhibit 2.
Section 4.2 Each Registered Claimant shall acknowledge and warrant that the
Registered Claimant is solely liable for the payment of taxes and/or liens, if any, associated with the Settlement, the Program and the releases, and that all present and future liens that arise out of or as a result of the Registered Claimant’s claims or their settlement and release (including, but not limited to, any Medicare or Medicaid liens, liens by any governmental entity, other entity or insurer, workers’ compensation liens, employer ERISA plan liens, Social Security liens, hospital, physician, health care provider or attorney liens) are the Registered Claimant’s sole and exclusive responsibility.
Section 4.3 The releases, indemnities, and dismissals with prejudice provided as part of the Registration process shall be held in escrow by the Settlement Administrator, until after the
Philips Defendants’ Termination Rights have expired. The Philips Defendants shall have access to such releases, indemnities, and dismissals with prejudice and may review them at any time. If the Philips Defendants do not exercise any of their Termination Rights, such releases, indemnities, and dismissals with prejudice shall be provided to them, and the dismissals with prejudice shall be filed.
ARTICLE 5
PARTICIPATION AND TERMINATION
Section 5.1 Participation Level. The Participation Level is the percentage of Eligible
Claimants who become Registered Claimants. The Participation Level shall be equal to (Number of Registered Claimants + Number of Eligible Claimants who do not become Registered Claimants but whose claims are dismissed with prejudice) / (Number of Eligible Claimants – Number of
Disengaged Claimants) * 100.
Deficient Claimants and Ineligible Claimants are neither Eligible Claimants nor Registered
Claimants and are not included as part of the Participation Level calculation.
Any Registration submissions that are materially incorrect or fraudulent will not be considered in the Participation Level calculations.
Eligible Claimants who are unable to execute a release as a result of bankruptcy or death shall count as Registered Claimants if:
a.In the event of death, Primary Counsel asserts the Eligible Claimant’s intention to participate in the Program, but is awaiting authorization to execute the Release; or
b.In the event of a bankruptcy, Primary Counsel confirms its good faith belief that the
Personal Injury Claim is property of the bankruptcy estate and provides evidence of an active bankruptcy during the pendency of such claimant’s litigation against the Released
Parties.
Section 5.2 The Settlement Administrator shall report the Participation Level 14 days after the Registration Deadline, subject to the Parties’ mutual agreement to an extension for the
Settlement Administrator to do so.
Section 5.3 Minimum Participation Level. The Philips Defendants shall have the option, in their sole discretion, to terminate the Settlement if the following Participation Level threshold is not met (a “Termination Right”):
Overall Participation Level.95% of Eligible Claimants become Registered
Claimants per the formula in Section 5.1.
Section 5.4 Either Party may challenge the Settlement Administrator’s calculation of the Participation Level within 14 days of being provided notice of the Participation Level. Within
10 days of such challenge, any Party opposing such challenge may submit a written response. The
Settlement Special Master shall review any such challenge and issue a determination within 10 days of such response. The determination by the Settlement Special Master shall be final, binding, and not subject to any right to further review by any Party or court. The Parties may agree in writing on reasonable extensions of these deadlines.
Section 5.5 The Philips Defendants’ Termination Rights shall expire 14 days after the
Participation Level is finalized, either 14 days after the Settlement Administrator calculates and communicates to the Philips Defendants the Participation Level thresholds, or in the event of a challenge to the Participation Level pursuant to Section 5.4, 14 days after the resolution of that challenge process, whichever is later.
Section 5.6 If the Program is terminated or otherwise not effectuated, then: (1) the documents executed as part of Registration are null and void; (2) any releases and indemnities will be rescinded and will have no effect; and (3) any dismissals provided as part of the Registration process will not be filed with the applicable court and will be returned by the Settlement
Administrator to the Primary Counsel or pro se claimant who submitted them. None of the Parties’
claims and defenses in litigation will be prejudiced by entering the MSA under these circumstances.
ARTICLE 6
ADMINISTRATORS AND ROLES
Section 6.1 Administration. This is a private agreement. Each Party, and, by inclusion on an Identification Order Declaration and/or submission of a Registration Form, each Eligible
Claimant and all counsel for each such Eligible Claimant, agree that authority over the process contemplated by the Program, including any Eligible Claimants registering under the Program, resides with the Parties and those persons appointed by the MDL Court pursuant to this MSA to exercise that authority, as such authority is specified in this MSA.
Section 6.2 The administration of this MSA requires a Settlement Special Master, a
Settlement Administrator, and an Allocation Special Master. Other administrators may be appointed to assist in implementing the Program, at the discretion of the Parties. All of the costs and expenses of claims and other administration for the Program will be paid for out of the
Settlement Fund, including all costs and expenses incurred by the Settlement Administrator, the
Settlement Special Master, the Allocation Special Master, and any other administrators, as well as all costs and expenses incurred for purposes of lien resolution. The Philips Defendants shall not be responsible for any costs or expenses beyond their payments into the Settlement Fund, as described in Article 9 below.
Section 6.3 The Settlement Administrator shall be BrownGreer, PLC. Subject to the approval of the Parties, some or all of the duties enumerated below may be modified as needed to ensure the efficient operation of this Settlement, to minimize expense, and/or to mitigate any risks to the corpus of the settlement funds. The Settlement Administrator shall be charged with the following primary administrative responsibilities conforming to the MSA and the execution of this
Program: claims administrator; and administrator of the 26 C.F.R. § 1.468B-1 Qualified
Settlement Fund (“QSF”). The following subsection lists the enumerated duties and responsibilities of the Settlement Administrator but is not intended to be an exhaustive list of obligations. The Parties agree that the Settlement Administrator shall perform the following duties to effect the Parties’ negotiated Program.
6.3.1The Settlement Administrator shall be responsible for coordination with and implementation of any Program design, allocation methodology, and settlement document(s)
requirements of the Parties. By way of example, this may include coordination and data administration; implementation, application, and generation of Registered Claimant’s settlement offer vis-à-vis the Allocation Special Master methodology; and building and transmitting a
Settlement disclosure packet to Eligible Claimants, among other tasks. The Settlement
Administrator shall work collaboratively with the Allocation Special Master to create and distribute a Program disclosure packet to Eligible Claimants, and on reviewing, and coordinating review of, the information submitted by Eligible Claimants, including as part of the allocation methodology.
6.3.2The Settlement Administrator shall be responsible for all data administration related to the Program. This shall include performing eligibility determinations and qualifying Eligible Claimants for participation in the Program consistent with this Agreement. The
Settlement Administrator shall review all Eligible Claimant submissions and supporting records.
The Settlement Administrator shall certify the proper execution of compulsory documents in the
Settlement disclosure packet per the Parties’ requirements herein, including the release and stipulated dismissals with prejudice, and coordinate with the Philips Defendants for verification of same.
6.3.3The Settlement Administrator shall work with the Parties to design and implement fraud protection measures, including to identify and reject fraudulent claims for awards from the Program.
6.3.4The Settlement Administrator in consultation and coordination with the Parties shall prepare all motions, proposed court order(s), and documents needed to establish and administer the QSF in accordance with this MSA and court order(s), and distribute funds from the QSF to law firms and Registered Claimants in accordance with the Program. The Settlement
Administrator shall obtain a Federal Taxpayer Identification Number (TIN) and open custodial bank account(s).
Section 6.4The Settlement Administrator shall report to the Parties on a periodic basis concerning all aspects of implementation of this MSA and the Program.
Section 6.5Tax Management of QSF by Settlement Administrator.
6.5.1 To the fullest extent allowable under applicable law, the Qualified
Settlement Fund shall be treated as being at all times a “qualified settlement fund” within the meaning of Treasury Regulation §1.468B-1 et seq. The Settlement Administrator and, as required, the Parties, shall timely make such elections as are necessary or advisable to carry out the provisions of this Section, including the “relation-back election” as defined in Treasury Regulation
§1.468B-1, back to the earliest permitted date. Such elections shall be made in compliance with the procedures and requirements contained in such regulation. It shall be the sole responsibility of the Settlement Administrator to timely and properly prepare and deliver the necessary documentation for signature by all necessary parties, and thereafter to cause the appropriate filing to occur.
6.5.2Custodial Bank shall mean Huntington Bank, which will enter into an agreement to carry out the tasks more fully detailed in that agreement, including to receive, hold, invest, and disburse funds and pay reasonable administrative expenses pursuant to the Program.
Upon mutual agreement, the Parties may replace Huntington Bank with another financial institution.
6.5.3Tax Returns. For the purpose of Section 468B of the Internal Revenue
Code, the “administrator” shall be the Settlement Administrator. The Settlement Administrator
shall timely and properly provide all informational and other tax returns necessary or advisable with respect to the QSF and the amounts held in the Qualified Settlement Fund including the returns described in Treasury Regulation §1.468B-2(k)(l). Such returns (as well as the election described in Section 468B) shall be consistent with Section 468B and in all events shall reflect that all taxes (including any estimated taxes, interest or penalties, or tax detriments) on the income earned by the Qualified Settlement Fund shall be paid exclusively out of the Qualified Settlement
Fund, in accordance with Section 468B.
6.5.4The Parties agree to cooperate with the Settlement Administrator, each other, and their tax attorneys and accountants to the extent reasonably necessary to carry out the provisions of this Section. The Settlement Administrator shall be empowered to take all such actions, including such actions as may be inconsistent with those expressly set forth in this Article
6, as deemed necessary to ensure that the Trust is treated as a “Qualified Settlement Fund” under
Section 468B of the Internal Revenue Code and the Regulations promulgated pursuant thereto.
The overarching purpose of the Qualified Settlement Fund is to be at all times in compliance with
Internal Revenue Code Section 468B and all administrative authority and announcements thereunder.
Section 6.6The Settlement Special Master shall be Judge Diane M. Welsh (ret.).
6.6.1The Settlement Special Master may decide any disputes regarding the
MSA, or arising out of its or the Program’s implementation, on agreement of the Parties.
Section 6.7 The Allocation Special Master shall be Matt Garretson. The Allocation
Special Master shall create an allocation methodology to calculate the settlement offer for each
Eligible Claimant (which shall be a non-zero amount for each Eligible Claimant), including an allocation methodology and process for reviewing and determining any extraordinary injury fund
(“EIF”) application. The Allocation Special Master shall work with the Settlement Administrator to create and distribute a Settlement disclosure packet to Eligible Claimants, and on reviewing, and coordinating review of, the information submitted by Eligible Claimants as part of the allocation methodology. The responsibility to create the allocation methodology resides with the
Allocation Special Master, but the Allocation Special Master may consult with the Parties as part of that process. In entering into this Settlement, the Philips Defendants are not endorsing or agreeing to any particular allocation methodology or injury value for any particular Eligible
Claimant or alleged injury. The Philips Defendants are not responsible for the allocation methodology determined by the Allocation Special Master.
ARTICLE 7
GOOD FAITH PARTICIPATION AND OBLIGATIONS
OF COUNSEL FOR ELIGIBLE CLAIMANTS
Section 7.1 By the submission of a Registration Form, Eligible Claimants and their counsel agree to abide by any Orders entered by the MDL Court and/or the Massachusetts Court, as applicable, in furtherance of the Settlement, including the Identification Orders and Docket
Management Orders.
Section 7.2 Counsel for Eligible Claimants must act in good faith with respect to participation or nonparticipation in the Program by their clients. By the submission of a
Registration Form for one of their Eligible Claimants, counsel for Eligible Claimants represent and warrant that they will use their best efforts to secure all documentation required for timely
Registration and compliance with the Program, including releases, indemnities and, where applicable, dismissals with prejudice, from all of their clients who elect to register in the Program and to otherwise effectuate the terms of the Program and, subject to the exercise of their independent professional judgment as to the circumstances of individual clients, they will endorse
Registration in the Program to their Eligible Claimant clients.
Section 7.3 By the submission of a Registration Form for one of their Eligible
Claimants, counsel for Eligible Claimants affirm that they are not actively advertising for, soliciting, seeking, or taking steps to obtain new clients to assert Personal Injury Claims against one or more of the Released Parties, and have no present intent to do so in the future.
Section 7.4  Each counsel is expected to exercise his or her independent judgment in the best interest of each client. The Parties agree that a central objective of the Program is that, with respect to any counsel for a Registered Claimant, all other Eligible Claimants represented by such counsel will also be Registered Claimants. While nothing in this Program is intended to operate as a “restriction” on the right of any person’s counsel to practice law within the meaning of Rule
5.6(b) of the ABA Model Rules of Professional Conduct (or its equivalent) in any jurisdictions in which such counsel practices or whose rules may otherwise apply, it is agreed that: (1) by the submission of a Registration Form for one of their Eligible Claimants, counsel is representing that they have reviewed the Program, are able to represent that this Program is in the best interest of
Eligible Claimants, and have recommended, or will recommend, to 100% of their Eligible
Claimant clients that they complete a Registration Form for the Program; and (2) if any such
Eligible Claimant disregards such recommendation, or for any other reason chooses not to participate in the Program, such counsel shall, to the extent permitted by Rules 1.16 and 5.6 of the
ABA Model Rules of Professional Conduct (or their equivalent) in the relevant jurisdiction(s), take
(or have taken, as the case may be) all necessary steps to disengage and withdraw from the representation of such Eligible Claimant, forego any fee interest in such Eligible Claimant, and seek to withdraw (subject to court approval, if applicable) from the representation of such Eligible
Claimant.
Section 7.5 By the submission of a Registration Form for one of their Eligible
Claimants, counsel for Eligible Claimants also agree: (1) to abide by MDL Pretrial Order No. 24
(ECF 717) (“Common Benefit Assessment Order”) and permit the payment of the specified common benefit assessment percentage of the Gross Monetary Recovery of any final award, as defined in the Common Benefit Assessment Order, to the Common Benefit Fund, as described further in Section 10.2; (2) to comply with any Orders entered by the MDL Court in furtherance of Revised Pretrial Order No. 13 (ECF 586) and Pretrial Order No. 24; (3) to consent to the jurisdiction of the MDL Court; (4) that the Program is a result of work performed and expenses incurred by the Court-appointed plaintiffs’ leadership for the common benefit of Plaintiffs; and
(5) to be bound by the Court’s determination on common benefit attorney fee awards, attorney fee allocations, and expense awards, and knowingly and expressly waive any right to appeal those decisions or the ability to assert the lack of enforceability of the Court’s Orders or to otherwise challenge their adequacy. This MSA and the Program shall not alter any contractual obligation between lawyers and their clients regarding attorneys’ fees.
ARTICLE 8
LIEN RESOLUTION RESPONSIBILITIES
Section 8.1 The Parties intend that the Settlement Fund shall fulfill and address all of the Philips Defendants’ responsibilities with respect to the Released Claims of Registered
Claimants, and that the Philips Defendants shall have no obligations or responsibilities with respect to Lienholders or other third parties claiming to have a right of recovery related to such Released
Claims.
Section 8.2 Plaintiffs’ Negotiating Counsel will select a Lien Administrator to assist with resolution of Liens. The Lien Administrator shall be responsible for the negotiation and resolution of Liens asserted by Lienholders, and such other duties as Plaintiffs’ Negotiating
Counsel and the Lien Administrator so agree. If the Lien Administrator is unable to negotiate the resolution of Liens asserted by Lienholders against Registered Claimants, the Registered
Claimants (not the Philips Defendants) shall be responsible for the negotiation and resolution of such Liens.
Section 8.3 If the Lien Administrator and Plaintiffs’ Negotiating Counsel agree that
Lien Administrator has attained a satisfactory repayment amount with respect to a Registered
Claimant, the Lien Administrator shall: (i) satisfy such repayment amount out of any monetary award to such Registered Claimant; and (ii) provide that reasonable compensation of the Lien
Administrator for such efforts will be paid out of the monetary award to such Registered Claimant.
If the Lien Administrator and Plaintiffs’ Negotiating Counsel agree that the Lien
Administrator has exhausted administrative efforts with any Lienholder to resolve groups of Liens globally, the Lien Administrator shall put in place a mechanism for resolving these Liens on an individual basis by each individual Registered Claimant. In all events, the responsibility to negotiate and resolve the Liens shall fall on the Registered Claimant, not the Philips Defendants.
Section 8.4  Nothing herein is intended to, nor should be construed as, creating a right of reimbursement for lienholders of obligations upon Registered Claimants or Registered
Claimants’ Counsel where none would otherwise exist under applicable state or federal law.
Section 8.5 All costs and expenses for use of the Lien Administrator shall be paid by the Registered Claimant. The Philips Defendants shall not be responsible for any of the costs or expenses associated with the Lien Administrator beyond their two payments into the Settlement
Fund, as described in Article 9 below.
ARTICLE 9
SETTLEMENT FUND
Section 9.1  Administrative Expenses. Within 14 days of the execution of this MSA, the Philips Defendants shall pay $25 million into the Settlement Fund to fund initial administrative costs and expenses connected with the Program. Such payment is irrevocable and shall not be returned to the Philips Defendants in the event that they exercise a Termination Right. The Philips
Defendants shall have no further funding obligation with respect to administrative expenses, even if the administrative expenses exceed $25 million. Any administrative expenses that exceed $25 million will be paid for out of the Settlement Fund discussed below in Section 9.2.
Section 9.2 Settlement Fund. On the later of January 6, 2025, or 14 days after the expiration of the Philips Defendants’ Termination Rights, the Philips Defendants shall pay
$1,050,000,000 ($1.05 billion) into the Settlement Fund, which will be available to pay benefits to
Registered Claimants and any additional costs and expenses associated with the Program
(including relating to lien resolution, Program administration, etc.). The Philips Defendants shall have no further funding obligation under the Settlement or the Program, including for any attorneys’ fees, costs or expenses whatsoever.
Section 9.2.1 In accordance with the terms of this MSA, the payments by the Philips
Defendants shall be deposited into the QSF. The payments by the Philips Defendants shall remain the property of the QSF and will be held in a fiduciary capacity. Interest accrued shall be distributed to Registered Claimants and/or to pay costs and expenses associated with the Program, not to the Philips Defendants.
ARTICLE 10
ATTORNEYS’ FEES
Section 10.1Individual Counsel Attorneys’ Fees. This agreement does not alter any contractual obligation between lawyers and clients regarding attorneys’ fees.
Section 10.2 Common Benefit Fund. Work performed and expenses incurred for the benefit of all claimants as defined more fully in the Revised Pretrial Order No. 13 (ECF 586) and
Pretrial Order No. 24 shall be paid from the Common Benefit Fund, created by an assessment of the gross monetary recovery pursuant to those Orders. Payments are subject to procedures set in place by the MDL Court now or in the future. In connection with any payments to or for the benefit of Registered Claimants, the Settlement Administrator shall withhold and hold back on a per-Registered-Claimant basis the Common Benefit Assessment as set forth in the MDL Court’s
Orders in place now or in the future implemented. The Settlement Administrator must provide proof of compliance to the PNC and the MDL Court.
ARTICLE 11
MISCELLANEOUS
Section 11.1 No Party makes any representation regarding the tax consequences relating to this Settlement or the Program. Eligible Claimants should consult with their own tax advisors.
Section 11.2 This MSA is the product of arm’s-length negotiations between the Parties, including mediations and negotiations between the Parties assisted by the Honorable Diane M.
Welsh (Ret.). No Party shall be deemed to be the drafter of this MSA or any provision thereof.
No presumption shall be deemed to exist in favor of or against any Party as a result of the preparation or negotiation of this MSA.
Section 11.3 This MSA shall be binding on the Parties regardless of any change in the law that might occur after the date the Parties execute this MSA.
Section 11.4 The terms of this MSA may not be modified or waived except in writing, signed by the Parties hereto. The Parties hereby acknowledge that they have read this MSA and had an opportunity to obtain the advice of competent counsel of their choosing regarding it. As such, the Parties hereby also acknowledge that they understand the terms of this MSA, and that they freely and voluntarily sign and enter into it. The waiver by any Party of any breach of this
MSA shall not be deemed or construed as a waiver of any other breach, whether prior to, subsequent to, or contemporaneous with this MSA.
Section 11.5 This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, including all matters of construction, validity, performance, and enforcement, and without giving effect to the principles of conflict of laws.
Other than as expressly set forth herein (e.g., disputes for the Settlement Special Master), any disputes related to this MSA will be brought in the United States District Court for the Western
District of Pennsylvania (Conti, J.).
Section 11.6 This MSA may be executed in counterparts and taken together shall constitute one and the same MSA.
Section 11.7 This MSA shall be binding on, and inure to the benefit of, the successors and assigns of the Parties hereto. Nothing in this MSA, express or implied, is intended to confer upon any person or entity other than the Parties hereto or their respective successors, heirs, issue, and assigns, any rights or benefits under or by reason of this MSA. This MSA shall not be assignable by any Party hereto without prior written consent of the other Party.
Section 11.8 Electronic signatures shall be accepted for execution of any settlement document required of Eligible Claimants or Eligible Claimants’ Counsel. The Parties will work with the Settlement Administrator to ensure compliance with applicable standards and protections.
Section 11.9 Neither this MSA, nor any exhibit, document, or instrument delivered hereunder, nor any statement, transaction, or proceeding in connection with the negotiation, execution, or implementation of this MSA or the Program, is intended to be or shall be construed as or deemed to be evidence of an admission or concession by the Philips Defendants of any fault, liability, wrongdoing, causation, or damages, or of the truth of any allegations asserted by any plaintiff or claimant against it, including by any Eligible Claimant, or as an admission by any
Eligible Claimant of any lack of merit in their Personal Injury Claim.
No Party or claimant shall seek to introduce and/or offer the terms of this Settlement, any statement, transaction, or proceeding in connection with the negotiation, execution, or implementation of this Settlement, or any statements in the documents delivered in connection with this Settlement, or otherwise rely on the terms of this Settlement, in any judicial proceeding, except insofar as necessary to enforce the terms of this Settlement or the releases provided pursuant to the Settlement, in connection with the determination of any income tax liability of a party, or in relation to any instrument executed and delivered pursuant to this Settlement (including any
Registration Form and the executed attachments thereto). If a person seeks to introduce and/or offer any of the matters described herein in any proceeding against the Philips Defendants or any other Released Party, the restrictions of this section shall not be applicable to such Released Party with respect to that person.
Section 11.10 The Parties shall keep confidential, pursuant to mediation privileges and confidentiality, the content of the negotiations, points of discussion, documents, communications, and supporting data utilized or prepared in connection with the negotiations and settlement discussions related to the MSA.
Section 11.11 Nothing in this MSA shall be interpreted to require any Party, any Eligible
Claimant, or any counsel to engage in any conduct that is a violation of law and/or unethical under applicable ethical rules.
IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.
/s/ John P. Lavelle, Jr.
John P. Lavelle, Jr.
Lisa C. Dykstra
MORGAN, LEWIS & BOCKIUS LLP
2222 Market Street
Philadelphia, PA 19103-3007
(215) 963-5000 (phone)
john.lavelle@morganlewis.com
lisa.dykstra@morganlewis.com
/s/ Wendy West Feinstein
Wendy West Feinstein
MORGAN, LEWIS & BOCKIUS LLP
One Oxford Center, 32nd Floor Pittsburgh, PA
15219-6401
(412) 560-3300 (phone)
wendy.feinstein@morganlewis.com
/s/ Christopher
A. Seeger
Christopher A.
Seeger
SEEGER
WEISS LLP
55 Challenger
Road, 6th Floor
Ridgefield Park,
NJ 07660 (973)
639-9100
(phone)
cseeger@seegerweiss.com
/s/ Sandra L. Duggan
Sandra L. Duggan
LEVIN SEDRAN & BERMAN LLP
510 Walnut Street, Suite 500
Philadelphia, PA 19106
(215) 592-1500 (phone)
sduggan@lfsblaw.com
/s/ Steven A. Schwartz
/s/ Erik T. Koons
Erik T. Koons
BAKER BOTTS LLP
700 K St. NW
Washington, DC 20001
(202) 639-7973 (phone)
erik.koons@bakerbotts.com
/s/ Andrew T. George
Andrew T. George
BOURELLY, GEORGE + BRODEY LLP
1050 30th Street, NW
Washington, DC 20007
(202) 753-5012 (phone)
andrew.george@bgblawyers.com
Counsel for Defendant Philips RS North
America LLC
/s/ Michael H. Steinberg
Michael H. Steinberg
SULLIVAN & CROMWELL LLP
1888 Century Park East
Los Angeles, CA 90067
(310) 712-6670 (phone)
steinbergm@sullcrom.com
Steven A. Schwartz
CHIMICLES SCHWARTZ KRINER &
DONALDSON-SMITH LLP
361 West Lancaster Avenue
Haverford, PA 19041
(610) 642-8500 (phone)
steveschwartz@chimicles.com
/s/ Kelly K. Iverson
Kelly K. Iverson
LYNCH CARPENTER, LLP
1133 Penn Avenue, 5th Floor
Pittsburgh, PA 15222
(412) 322-9243 (phone)
kelly@lcllp.com
/s/ Roberta D. Liebenberg
Roberta D. Liebenberg (Chair)
FINE, KAPLAN AND BLACK, R.P.C.
One South Broad Street, 23rd Floor
Philadelphia, PA 19107
(215) 567-6565 (phone)
rliebenberg@finekaplan.com
Plaintiffs’ Negotiating Counsel
/s/ William B. Monahan
Tracy Richelle High
William B. Monahan
SULLIVAN & CROMWELL LLP
125 Broad Street
New York, NY 10004
(212) 558-4000 (phone)
hight@sullcrom.com
monahanw@sullcrom.com
Counsel for Defendants Koninklijke Philips
N.V., Philips North America LLC, Philips
Holding USA Inc., and Philips RS North
America Holding Corporation
IN THE UNITED STATES DISTRICT COURT
FOR THE WESTERN DISTRICT OF PENNSYLVANIA

IN RE: PHILIPS RECALLED CPAP, BI- LEVEL PAP, AND MECHANICAL VENTILATOR PRODUCTS LIABILITY LITIGATION	) ) ) )	Master Docket: Misc. No. 21-1230 MDL No. 3014
DECLARATION OF DISENGAGEMENT
In accordance with the Personal Injury Master Settlement Agreement (“MSA”), I,
,onbehalfofmyselfandthelawfirm
(collectively, “Counsel”), do hereby represent and certify to the following under penalty of perjury:
1.Based on Counsel’s good-faith investigation, the individual(s) listed below (the
“Disengaged Claimants”) are Eligible Claimants within the meaning of the MSA, and Personal
Injury Claims on their behalf have not been filed.
2.As set forth below, Counsel has made repeated attempts to communicate, including by each of electronic mail, regular mail and phone, with each of the Disengaged Claimants regarding the MSA.
3.The Disengaged Claimants have failed to respond to any of those repeated communications.
4.Counsel has taken any and all steps required by applicable law to disengage from any further representation of Disengaged Claimants and to terminate any attorney-client relationship between Counsel and the Disengaged Claimants.
5.Counsel agrees to submit to the jurisdiction of the U.S. District Court for the Western
District of Pennsylvania for any matters relating to this Declaration.
6.Counsel represents and certifies that a true and correct copy of this Declaration has been submitted to the Settlement Administrator and to the Philips Defendants pursuant to the terms of the MSA.

Claimant MDL-C Plaintiff Identification No.	Claimant First Name	Claimant Last Name

DATE:/s/
[NAME OF ATTORNEY]
[NAME OF LAW FIRM]
[ADDRESS]
[ADDRESS]
[ADDRESS]
[TELEPHONE NUMBER]
[EMAIL ADDRESS]
2
RELEASE
I, the undersigned Releasor, have chosen to participate in the Philips Respironics PAP
Personal Injury Settlement Program set forth in the Personal Injury Master Settlement Agreement, dated May 9, 2024.1 I have received disclosures from my counsel, if applicable, or the Settlement
Administrator regarding the allocation of the Settlement Fund under the Program, and those disclosures enable me to estimate my Individual Plaintiff Settlement Payment. I understand that along with this Release, I am submitting a Registration Form to the Settlement Administrator. I
understand that the terms of the Settlement, the Program and this Release govern the resolution of my Released Claims. I understand and agree that this Release shall become effective concurrent with the Philips Defendants’ funding payment under the Settlement Agreement. I understand that the Philips Defendants’ funding payment shall be held in trust for purposes of making payments to Registered Claimants under the Program. I understand that at the time determined by the
Settlement Agreement, I or my counsel will execute a stipulated dismissal with prejudice dismissing all pending Released Claims I have filed, if any. Once effective, this Release shall release any and all Released Claims I and the other Releasing Parties have, or may have in the future, whether known or unknown, against the Philips Defendants and the other Released Parties.
Accordingly, in consideration for the Philips Defendants’ agreement to establish the
Program, the significant expenses being incurred by the Philips Defendants in connection with the
Program, and my Individual Plaintiff Settlement Payment, I hereby give and make the following
Release. This Release is also entered into by any Derivative Claimant who executes a signature page hereto, in which case the agreement of such Derivative Claimant set forth on his, her or its signature page is incorporated in, and is part of, this Release.
By signing this Release, both I and any such Derivative Claimant understand and acknowledge that although I have received disclosure documents regarding the allocation of the
Settlement Fund, which enables me to estimate my Individual Plaintiff Settlement Payment, there is no assurance at this time as to the precise amount of such payment, and this fact shall in no way affect the validity or effect of this Release.
Definitions:
Derivative Claimant means any and all persons who have asserted or do assert the right to sue any of the Released Parties related to the Released Claims by reason of their personal relationship with me, and/or otherwise by, through or under, or otherwise in relation to, me, whether their right to sue is independent, derivative, or otherwise. Derivative Claimants include, but are not limited to, my parents, guardians, heirs, beneficiaries, surviving spouse (including, but not limited to, a putative or common law spouse), surviving domestic partner and/or next of kin, if any, solely in respect to Derivative Claims.
1Capitalized terms are either (i) defined below, or (ii) in the Personal Injury Master Settlement Agreement.
Capitalized terms that are used but not otherwise defined herein shall have the meanings given such terms in the
Personal Injury Master Settlement Agreement.

-2 -
Derivative Claims means Released Claims against any of the Released Parties relating to a Derivative Claimant’s personal relationship with me as it relates to the Released Claims, and/or otherwise by, through or under, or otherwise in relation to, me.
Individual Plaintiff Settlement Payment means any gross payment from the Settlement
Fund made to a Registered Claimant or Derivative Claimant pursuant to the Program.
Law means a law, statute, ordinance, rule, regulation, case or other legal provision or authority.
Released Claims means any and all Personal Injury Claims, whether known or unknown, suspected or unsuspected, accrued or unaccrued, concealed or hidden, past, present or future, including for injuries not yet manifested and injuries or symptoms that develop further and/or are later worsened or exacerbated, relating to a Recalled Device or the Philips RS recall programs, including any alleged defects, delays or inadequacies relating to the Philips RS recall programs, as well as any claims or relief for medical screening and/or medical monitoring, whether in the form of monetary or non-monetary relief, including individual claims for monetary relief for medical monitoring, except that Released Claims does not include Personal Injury Claims for a cancer that is unknown to the Registered Claimant as of the Registration Deadline.
Releasing Parties means (i) myself and (ii) any Derivative Claimant.
Settlement Program means the Philips Respironics PAP Personal Injury Settlement
Program set forth in the Personal Injury Master Settlement Agreement.
Releases: On my own behalf and on behalf of each other Releasing Party, I hereby knowingly and voluntarily release, relinquish, and forever discharge the Released Parties from the
Released Claims. Further, on my own behalf and on behalf of each other Releasing Party, I hereby release the Released Parties from responsibility or liability for the Program, the Settlement, and the determination of any Individual Plaintiff Settlement Payment, or the associated allocation, division or computation leading to that determination. This Release is not conditional on receipt of any particular Individual Plaintiff Settlement Amount or allocation.
I acknowledge that I and/or any other Releasing Party may in the future learn of additional and/or different facts relating to the Released Claims. I understand and acknowledge the significance and consequences of releasing all of the Released Claims, whether known or unknown, and hereby (on my own behalf and on behalf of each other Releasing Party) assume full risk and responsibility for any and all such additional and/or different facts and any and all Released Claims that I (and/or any other Releasing Party) may hereinafter incur or discover. To the extent that any law may at any time purport to preserve my and/or any other Releasing Party’s right to hereafter assert any such unknown and/or unanticipated Released Claim, I hereby (on my own behalf and on behalf of each other Releasing Party) specifically and expressly waive (to the fullest extent permitted by applicable Law) my and any other Releasing Party’s rights under such Law. I further acknowledge having had an opportunity to obtain advice of counsel of my choosing regarding this waiver, and having had the opportunity to discuss it with such counsel to my satisfaction.

-3 -
On my own behalf and on behalf of each other Releasing Party, I acknowledge and agree that the releases set forth in this Release are irrevocable and unconditional, inure to the benefit of and may be enforced by each Released Party, and are intended to be as broad as can possibly be created with respect to the Released Claims.
WITHOUT LIMITATION OF THE FOREGOING, THIS RELEASE IS SPECIFICALLY
INTENDED TO OPERATE AND BE APPLICABLE EVEN IF IT IS ALLEGED,
CHARGED, OR PROVED THAT SOME OR ALL OF THE RELEASED CLAIMS ARE
CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE, NEGLIGENCE PER SE,
GROSS NEGLIGENCE, BREACH OF WARRANTY, FAILURE TO WARN,
VIOLATION OF LAW, DEFECTIVE PRODUCT, MALICE, AND/OR CONDUCT OF
ANY TYPE BY ANY OF THE PHILIPS DEFENDANTS, ANY OF THE OTHER
RELEASED PARTIES, AND/OR ANY OTHER PERSON.
Waiver of Statutory Rights:
I, on my own behalf and on behalf of each other Releasing Party, expressly waive and relinquish, to the fullest extent permitted by law, the provisions, rights, and benefits of
California Civil Code Section 1542, or any other similar provision under federal or state law, which provides:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR
RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER
FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY
HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER
SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.
To the extent the provisions apply, the Releasing Parties likewise expressly, knowingly, and voluntarily waive the provisions of Section 28-1-1602 of the Montana Code Annotated, which provides:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR
DOES NOT KNOW OR SUSPECT TO EXIST IN THE CREDITOR’S FAVOR AT THE
TIME OF EXECUTING THE RELEASE, WHICH, IF KNOWN BY THE CREDITOR,
MUST HAVE MATERIALLY AFFECTED THE CREDITOR’S SETTLEMENT WITH
THE DEBTOR.
To the extent the provisions apply, I, on my own behalf and on behalf of each other Releasing
Party, likewise expressly, knowingly, and voluntarily waive the provisions of Section 9-13-02 of the North Dakota Century Code, which provides:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR
DOES NOT KNOW OR SUSPECT TO EXIST IN THE CREDITOR’S FAVOR AT THE
TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY THE CREDITOR,

-4 -
MUST HAVE MATERIALLY AFFECTED THE CREDITOR’S SETTLEMENT WITH
THE DEBTOR.
To the extent the provisions apply, I, on my own behalf and on behalf of each other Releasing
Party, likewise expressly, knowingly, and voluntarily waive the provisions of Section 20-7-11 of the South Dakota Codified Laws, which provides:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR
DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF
EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE
MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.
To the extent the laws apply, I, on my own behalf and on behalf of each other Releasing
Party, expressly waive and relinquish all rights and benefits that they may have under, or that may be conferred upon them by, Section 1542 of the California Civil Code, Section 28-
1-1602 of the Montana Code Annotated, Section 9-13-02 of the North Dakota Century Code,
Section 20-7-11 of the South Dakota Codified Laws, and all similar laws of other States, to the fullest extent that they may lawfully waive such rights or benefits pertaining to the
Released Claims .
In connection with such waiver and relinquishment, I, on my own behalf and on behalf of each other Releasing Party, acknowledge that I am aware that I or my attorneys may hereafter discover claims or facts in addition to or different from those that we now know or believe to exist with respect to the Released Claims, but that it is my intention to accept and assume that risk and fully, finally, and forever release, waive, compromise, settle, and discharge all the Released Claims against the Released Parties. The Release thus shall remain in effect notwithstanding the discovery or existence of any additional or different claims or facts in the future.
No Withdrawal of Registration Form: I understand and agree that submission of a Registration
Form electing to participate in the Program is irrevocable and that I may not under any circumstances or reason withdraw a Registration Form, request the return of my Release or dismissal with prejudice, or otherwise withdraw from the Program regardless of the amount of any
Individual Plaintiff Settlement Payment from the Program.
Attorneys’ Fees; Division of Any Individual Plaintiff Settlement Payment: I understand that the Released Parties are not responsible for any attorneys’ fees, costs or expenses I have incurred or may at any time incur, including, but not limited to, in connection with entering into this Release and any other documents. I understand that, with respect to any Individual Plaintiff Settlement
Payment, any dispute regarding the division of such Individual Plaintiff Settlement Payment between me, any Derivative Claimant executing this Release, and our respective counsel (if any)
shall in no way affect the validity of this Release. I agree that in the event of any dispute regarding fees, costs or expenses, the Released Parties shall not have any responsibility in connection with such dispute.

-5 -
Pursuit of Certain Claims: I agree that other than to enforce this Release, I will never (i) take any legal or other action to initiate, pursue, maintain, or otherwise attempt to execute upon, collect, or otherwise enforce, any of the Released Claims against any Released Party; (ii) institute or participate in any new legal action against any Released Party to any extent, or in any way, arising out of, relating to, resulting from and/or connected with the Released Claims; or (iii) take any legal or other action against any Released Party concerning the administration, settlement allocation,
Individual Plaintiff Settlement Payment, or any other aspect of the Program or the Settlement.
Indemnification for Claims by Lienholders: I hereby agree, jointly and severally with any
Derivative Claimant executing this Release, to indemnify and hold harmless each Released Party from and against any and all claims by lienholders.
Pursuit of Certain Claims: Other than to participate in the Settlement, I agree that from and after the date on which this Release is executed until the earlier of either (i) the date on which this
Release is delivered to the Philips Defendants, or (ii) I exit the Program and this Release is returned to me, I shall be prohibited from, and refrain from, taking any action (including any legal action)
to initiate, pursue, maintain, or otherwise attempt to execute upon, collect or otherwise enforce, any actual or alleged Released Claims against any of the Released Parties. I will also cooperate in all reasonable respects with the Philips Defendants to seek to stay, and to continue in effect any then outstanding stay with respect to, any pending legal proceedings instituted by me and/or
Derivative Claimants against any Released Party in connection with Released Claims, and I will refrain from instituting any new legal action against any Released Party in connection with any
Released Claim. I will also be prohibited from and refrain from attempting to execute or collect on, or otherwise enforce, any judgment that may be entered against any Released Party in connection with any Released Claim.
Confidentiality: I agree to maintain in confidence, and shall not disclose to any person, the amount of any Individual Plaintiff Settlement Payment, except as may be required by applicable
Law and to effectuate the Settlement; provided, that I understand that I may disclose such information to my immediate family members and to my counsel, accountants and/or financial advisors, if any (each of whom I shall, upon such disclosure, instruct to maintain and honor the confidentiality of such information). I agree that if I breach this confidentiality provision, money damages would not be a sufficient remedy and, accordingly, without limitation of any other remedies that may be available at law or in equity, the Philips Defendants shall be entitled to specific performance and injunctive or other equitable relief as remedies for such breach.
ACKNOWLEDGEMENT OF COMPREHENSION: I AM ENTERING INTO THIS
RELEASE FREELY AND VOLUNTARILY, WITHOUT BEING INDUCED,
PRESSURED, OR INFLUENCED BY, AND WITHOUT RELYING ON ANY
REPRESENTATION OR OTHER STATEMENT MADE BY OR ON BEHALF OF, ANY
PHILIPS DEFENDANT OR ANY OTHER PERSON. I UNDERSTAND AND
ACKNOWLEDGE THE NATURE, VALUE, AND SUFFICIENCY OF THE
CONSIDERATION DESCRIBED IN THIS RELEASE. I ACKNOWLEDGE THAT I
HAVE READ THIS RELEASE AND THE DISCLOSURE DOCUMENTS PROVIDED TO
ME REGARDING THE SETTLEMENT AGREEMENT, THE PROGRAM AND THE
ALLOCATION OF THE SETTLEMENT FUND, AND I HAVE HAD AN OPPORTUNITY

-6 -
TO OBTAIN ADVICE FROM, AND ASK QUESTIONS OF, COUNSEL OF MY
CHOOSING REGARDING THE TERMS AND LEGAL EFFECT OF THESE
DOCUMENTS AND MY DECISION TO PARTICIPATE IN THE PROGRAM. I
FURTHER ACKNOWLEDGE THAT I UNDERSTAND THIS RELEASE AND THAT
ALTHOUGH I HAVE RECEIVED DISCLOSURE DOCUMENTS REGARDING THE
ALLOCATION OF THE SETTLEMENT FUND WHICH ENABLES ME TO ESTIMATE
MY INDIVIDUAL PLAINTIFF SETTLEMENT PAYMENT, THERE IS NO
GUARANTEE THAT I WILL RECEIVE ANY PARTICULAR AMOUNT UNDER THE
PROGRAM. I FURTHER ACKNOWLEDGE THAT THE INDIVIDUAL PLAINTIFF
SETTLEMENT PAYMENT FROM THE PROGRAM SHALL BE THE ONLY PAYMENT
TO ME BY ANY RELEASED PARTY. I FURTHER ACKNOWLEDGE THAT THIS
RELEASE IS THE PRODUCT OF A MEDIATED SETTLEMENT, THAT THE
MEDIATOR HAD NO DUTY TO PROTECT MY INTERESTS OR PROVIDE ME WITH
INFORMATION ABOUT MY LEGAL RIGHTS, AND THAT I SHOULD CONSULT
WITH COUNSEL IF I AM UNCERTAIN OF MY RIGHTS.
Waiver of Certain Provisions Regarding Timing of Any Payments: If I have any civil action pending in any jurisdiction that has enacted, promulgated, or otherwise adopted any Law containing provisions that establish specific time periods within which settlement funds, if any, must be paid to me in connection with the settlement of such civil action and/or impose sanctions, penalties or other similar obligations against the paying party if the settlement funds are not paid within such time periods and/or invalidate or otherwise affect the terms of the settlement of such civil action, I hereby (i) specifically and expressly waive (to the fullest extent permitted by applicable Law) my rights under any such provisions and (ii) agree that payment of my Individual
Plaintiff Settlement Payment shall be made solely in accordance with the terms and conditions of the Program.
No Admission of Fault: I understand and agree that the Philips Defendants have entered into the
Settlement Agreement and Program solely by way of compromise and settlement. These documents are not, and shall not be construed at any time to be, an admission of liability, responsibility, causation, fault or damages of or by any of the Philips Defendants or any other
Released Party.
Representations and Warranties: I hereby represent and warrant that I have full power, authority and capacity to enter into this Release, which is enforceable in accordance with its terms. Except as set forth in the section “Attorneys’ Fees; Division of Any Individual Plaintiff Settlement
Payment” above, I have the sole right to receive any and all Individual Plaintiff Settlement
Payments with respect to my claim under the Settlement, other than holders of rights in respect of any Liens. Neither I nor any other Releasing Party has sold, assigned, transferred or otherwise disposed of, or pledged or otherwise encumbered, any of the Released Claims in whole or in part, other than any Liens on my settlement proceeds.
I hereby acknowledge and warrant that I am solely liable for the payment of taxes and/or liens, if any, associated with the Settlement and the Program, and that all present and future liens that arise out of or as a result of the Settlement and Program (including, but not limited to, any Medicare or
Medicaid liens, liens by any governmental entity, other entity or insurer, workers’ compensation

-7 -
liens, employer ERISA plan liens, Social Security liens, hospital, physician, health care provider or attorney liens) are my sole and exclusive responsibility.
GOVERNING LAW: THIS RELEASE SHALL BE GOVERNED BY AND CONSTRUED
IN ACCORDANCE WITH THE SUBSTANTIVE LAW OF THE COMMONWEALTH OF
PENNSYLVANIA, WITHOUT REGARD TO ANY CHOICE-OF-LAW RULES THAT
WOULD REQUIRE THE APPLICATION OF THE LAW OF ANOTHER
JURISDICTION.
Severability: I agree that if any provision of this Release is adjudicated to be invalid, illegal or unenforceable in any jurisdiction, the relevant provision shall be deemed modified to the extent necessary to make it enforceable in such jurisdiction and, if it cannot be so modified, this Release shall be deemed amended to delete herefrom the invalid or unenforceable provision, and this
Release shall be in full force and effect as so modified. Any such modification or amendment in any event shall apply only with respect to the operation of this Release in the particular jurisdiction in which such adjudication was made and shall not affect such provision in any other jurisdiction.
To the fullest extent permitted by applicable Law, I hereby (on my own behalf and on behalf of each other Releasing Party) specifically and expressly waive any provision of Law that renders any provision of this Release invalid, illegal or unenforceable in any respect.
Electronic Signatures: This Release, and any exhibits thereto, to the extent signed and delivered electronically or by facsimile, shall be treated in all manner and respects as an original agreement, and shall be considered to have the same binding legal effect as if it were the original signed version thereof, delivered in person.
[The remainder of this page is intentionally left blank.]

-8 -
IN WITNESS WHEREOF, I have executed this Release on the date below, to be effective as of the date set out in the first paragraph of this Release above:
RELEASOR
By:
Name:
Dated:

-9 -
SIGNATURE PAGE AND AGREEMENT BY DERIVATIVE CLAIMANT
I am a person having or asserting the right to sue one or more of the Released Parties by reason of my relationship with Releasor (or, if Releasor is a legal representative of a Recalled
Device user, such Recalled Device user). I hereby enter into the Release to which this signature page is attached and agree to be bound by all of its terms (and, without limitation, hereby give and make all releases, waivers, acknowledgements, agreements, representations and warranties therein) on the same basis as Releasor set forth therein (including, but not limited to, all joint and several indemnification obligations set forth therein). This agreement was executed on the date below, and is effective as of the date set out in the first paragraph of the Release above.
DERIVATIVE CLAIMANT
By:
Name:
Dated:
IN THE UNITED STATES DISTRICT COURT
FOR THE WESTERN DISTRICT OF PENNSYLVANIA

IN RE: PHILIPS RECALLED CPAP, BI- LEVEL PAP, AND MECHANICAL VENTILATOR PRODUCTS LIABILITY LITIGATION This Document Relates to: Personal Injury Claimants and Potential Claimants	Master Docket: No. 21-mc-1230-JFC MDL No. 3014
[PROPOSED] CASE MANAGEMENT ORDER NO.   (Identification Order)
In accordance with the terms of the Master Settlement Agreement (“MSA”),1 the Court hereby enters this Identification Order. This Order requires (i) all Primary Counsel for all Eligible Claimants, and (ii) all Pro Se Eligible Claimants, to provide certain information within 30 days of this Order, i.e.,
no later than June   , 2024 (the “Identification Order Deadline”).2
I.IDENTIFICATION OF ALL ELIGIBLE CLAIMANTS
Each counsel shall take any and all steps necessary by the Identification Order Deadline to identify all Eligible Claimants for whom they are Primary Counsel, whether claims or potential claims with respect to those Eligible Claimants have been filed in suit, asserted on the Census
1Terms not defined herein have the same meaning as in the MSA. The MSA is available on the website of the Settlement Administrator, MDLCentrality.com/CPAP, and will be publicly available at
RespironicsPISettlement.com.
2As set forth in the MSA, Primary Counsel means (1) for any Eligible Claimant with a Personal Injury Claim in the MDL, or participating in the Census Registry, the lawyer or law firm listed as the registering Law Firm in MDL
Centrality; (2) for any Eligible Claimant with a Personal Injury Claim filed in state court, counsel of record for the
Eligible Claimant; or (3) for any Eligible Claimant with an unfiled Personal Injury Claim and who is not participating in the Census Registry, counsel with an engagement or retainer agreement with such Eligible Claimant. Counsel shall not be Primary Counsel for an Eligible Claimant if counsel’s representation of that Eligible Claimant terminated prior to the Identification Order Deadline.

-1 1
Registry, or otherwise. Each Primary Counsel shall also submit the information set forth below concerning all their Eligible Claimant clients by the Identification Order Deadline.
Similarly, Pro Se Eligible Claimants, whether claims or potential claims with respect to those Pro Se Eligible Claimants have been filed in suit, asserted on the Census Registry, or otherwise, shall submit the information set forth below concerning their own claim(s) by the
Identification Order Deadline.
Complete, accurate, and timely submission of this information is a requirement not only of this Order but also to participate in the Settlement Program described in the MSA.
II.SERVICE OF IDENTIFICATION ORDER DECLARATIONS IDENTIFYING
ALL ELIGIBLE CLAIMANTS
All counsel must submit an Identification Order Declaration via MDL Centrality, executed under penalty of perjury, that identifies all of that counsel’s Eligible Claimants for whom they are
Primary Counsel and affirms under penalty of perjury that the Identification Order Declaration includes all of the Primary Counsel’s Eligible Claimant clients. The Identification Order
Declarations shall be in substantially the form set forth in Exhibit “A” attached hereto and shall include in Excel format, for each Eligible Claimant, the following information:
•the name of the Eligible Claimant;
•the Eligible Claimant’s complete social security number;
•the address of the Eligible Claimant;
•the Eligible Claimant’s email address, if any;
•the Eligible Claimant’s date of birth;
•the Eligible Claimant’s Qualifying Injury;
•the docket number, if a case has been filed for the Eligible Claimant; and
•the MDL Centrality Plaintiff ID number (if the Eligible Claimant has ever registered via MDL Centrality).

-1 2
Through the Identification Order Declarations, all Primary Counsel shall certify, under penalty of perjury, that they have identified all Eligible Claimants for whom they serve as Primary
Counsel. That identification obligation applies (i) regardless of whether the Eligible Claimant intends to participate in the Settlement Program set forth in the MSA, and (ii) regardless of whether the Eligible Claimant’s claims or potential claims have been filed in suit, asserted on the Census
Registry, or otherwise.
All Primary Counsel shall identify all Eligible Claimants they represent. Only Eligible
Claimants must be identified, and Primary Counsel shall not identify Ineligible Claimants (i.e., claimants alleging only Nonqualifying Injuries).
Pro Se Eligible Claimants must submit an Identification Order Declaration, executed under penalty of perjury, with the same information set forth above concerning their own claims or potential claims. For all Pro Se Eligible Claimants, the Identification Order Declarations shall be in substantially the form set forth in Exhibit “B” attached hereto.
Technical Support is available from MDL Centrality by phone at (888) 361-0741 or by email at MDLCentrality@browngreer.com.
Counsel and Pro Se Eligible Claimants have an ongoing duty to update all of the information required by this Order including, for example, when the personal information for an Eligible
Claimant is incorrect or outdated. Any updated information must be served within fourteen (14)
days of learning of such updated information, and shall be served through MDL Centrality.
All Identification Order Declarations are hereby designated as “Confidential” under the
Amended Stipulated Protective Order entered in this matter (ECF No. 765). There is no need or

-1 3
requirement for the Identification Order Declarations to be separately marked as “Confidential” in order for them to receive Confidential treatment under the Amended Stipulated Protective Order.
III.DEADLINE AND COMPLIANCE
Each Identification Order Declaration required under this Order shall be submitted via
MDL Centrality no later than the Identification Order Deadline. The timely submission of complete and accurate Identification Order Declarations is critical to the effective administration of the Settlement Program and to the Court’s management of its docket. Failure by Primary
Counsel or Pro Se Eligible Claimants to comply with the terms of this Order will be a violation and shall be subject to sanctions, including sanctions of Primary Counsel.
In the event any Primary Counsel or Pro Se Eligible Claimant fails to fully comply with the requirements of this Order, Counsel for Defendants shall notify the Court of the alleged violations, and the Court shall enter an Order to Show Cause why the Primary Counsel or Pro Se
Eligible Claimant should not be sanctioned. Said Primary Counsel or Pro Se Eligible Claimant shall have 21 days to respond to the Order to Show Cause. If the Primary Counsel or Pro Se
Eligible Claimant fails to cure the violations or show good cause why they should not be sanctioned within 21 days of the entry of the Order to Show Cause, the Court may impose appropriate sanctions or other penalties on the Primary Counsel or Pro Se Eligible Claimant.
SO ORDERED, on this day .
Honorable Joy Flowers Conti
Senior United States District Judge

-1 4
EXHIBIT “A”
DECLARATION OF PRIMARY COUNSEL

-1 5
IN THE UNITED STATES DISTRICT COURT
FOR THE WESTERN DISTRICT OF PENNSYLVANIA

IN RE: PHILIPS RECALLED CPAP, BI- LEVEL PAP, AND MECHANICAL VENTILATOR PRODUCTS LIABILITY LITIGATION This Document Relates to: Personal Injury Claimants and Potential Claimants	Master Docket: No. 21-mc-1230-JFC MDL No. 3014
IDENTIFICATION ORDER DECLARATION OF PRIMARY COUNSEL
1.My name is [INSERT NAME OF COUNSEL], and I am an attorney at [INSERT
NAME OF LAW FIRM].
2.On behalf of myself and my firm, I submit this Identification Order Declaration in accordance with the Master Settlement Agreement (“MSA”) and the Court’s Identification Order.
3.Attached hereto is a chart that identifies all Eligible Claimants for whom I or my firm are Primary Counsel, as defined in the MSA. I certify that this chart identifies all
Eligible Claimants for whom I or my firm are Primary Counsel. I understand that the obligation to identify all Eligible Claimants for whom I or my firm are Primary Counsel applies regardless of whether the Eligible Claimants intend to participate in the Settlement Program set forth in the
MSA. I also understand that this obligation applies regardless of whether the Eligible Claimant’s claims or potential claims have been filed in suit, asserted on the Census Registry, or otherwise.
4.I understand that to comply with the MSA and the Court’s Identification Order, this
Identification Order Declaration must be submitted by the Identification Order Deadline, which is
30 days after the Court’s Identification Order. The attached chart will be timely served in Excel format through MDL Centrality in conformance with the Identification Order.

-1 6
5.I understand and agree that my failure to identify all Eligible Claimants for whom I or my firm is Primary Counsel is a violation of the Identification Order and will result in sanctions and other penalties as determined by the Court.
I swear under penalty of perjury that the foregoing is true and correct.
DATE: [MONTH] [DAY], [YEAR]/s/
[NAME OF COUNSEL]
[NAME OF LAW FIRM]
[ADDRESS]
[ADDRESS]
[ADDRESS]
[TELEPHONE NUMBER]
[EMAIL ADDRESS]

-1 7
IDENTIFICATION OF ELIGIBLE CLAIMANTS

PRIM ARY COU NSEL	PRIM ARY COUN SEL EMAI L ADDR ESS	CLAI MANT NAME (FIRS T)	CLAI MANT NAME (LAST)	S S N	CL AI MA NT EM AIL AD DR ESS	CLAI MAN T ADDR ESS	DOB mm/d d/year	Cour t Of Filin g	Dock et Num ber	MDL -C Num ber	QUALI FYING INJUR Y

EXHIBIT “B”
DECLARATION OF PRO SE ELIGIBLE CLAIMANT

-10 -
IN THE UNITED STATES DISTRICT COURT
FOR THE WESTERN DISTRICT OF PENNSYLVANIA

IN RE: PHILIPS RECALLED CPAP, BI- LEVEL PAP, AND MECHANICAL VENTILATOR PRODUCTS LIABILITY LITIGATION This Document Relates to: Personal Injury Claimants and Potential Claimants	Master Docket: No. 21-mc-1230-JFC MDL No. 3014
IDENTIFICATION ORDER DECLARATION OF PRO SE ELIGIBLE CLAIMANT
1.My name is [INSERT NAME OF PRO SE ELIGIBLE CLAIMANT], and I am an
Eligible Claimant and not represented by counsel.
2.I submit this Identification Order Declaration in accordance with the Master
Settlement Agreement (“MSA”) and the Court’s Identification Order.
3.Attached hereto is a chart that identifies my personal information and the other information required by the Identification Order. I certify that this information is accurate. I understand that in submitting this Declaration, I am not making the determination of whether or not to participate in the Settlement Program set forth in the MSA.
4.I understand that to comply with the MSA and the Court’s Identification Order, this
Identification Order Declaration must be submitted by the Identification Order Deadline, which is
30 days after the Court’s Identification Order. The attached chart will be timely served in Excel format through MDL Centrality in conformance with the Identification Order.
5.I understand and agree that my failure to provide the information required by the
Identification Order will result in sanctions and other penalties as determined by the Court.
I swear under penalty of perjury that the foregoing is true and correct.

-11 -
DATE: [MONTH] [DAY], [YEAR]/s/
[NAME OF CLAIMANT]
[ADDRESS]
[ADDRESS]
[ADDRESS]
[TELEPHONE NUMBER]
[EMAIL ADDRESS]

-12 -
IDENTIFICATION OF PRO SE ELIGIBLE CLAIMANT

CLAI MANT NAME (FIRST )	CLAI MANT NAME (LAST)	S S N	CLAI MANT EMAI L ADDR ESS	CLAI MANT PHON E NUMB ER	CLAI MANT ADDR ESS	DOB mm/dd /year	Co urt Of Fili ng	Doc ket Num ber	MDL- C Numb er (if applic able)	QUALI FYING INJURY

IN THE UNITED STATES DISTRICT COURT
FOR THE WESTERN DISTRICT OF PENNSYLVANIA
IN RE: PHILIPS RECALLED CPAP, BI-
LEVEL PAP, AND MECHANICAL
VENTILATOR PRODUCTS LIABILITY
LITIGATION
This Document Relates To:
All Litigating Plaintiff Cases
Master Docket: Misc. No. 21-01230
MDL No. 3014
[PROPOSED] CASE MANAGEMENT ORDER NO.:
DOCKET MANAGEMENT ORDER FOR CLAIMS OF LITIGATING PLAINTIFFS
This Case Management Order (the “Order”) applies to all Litigating Plaintiffs, who are defined as individuals asserting Personal Injury Claims against one or more of the Philips
Defendants who do not register for the Settlement Program by the Registration Deadline set forth in the May 9, 2024 Personal Injury Master Settlement Agreement (“MSA”).1 An individual who has asserted such claims on or prior to the Registration Deadline becomes a Litigating Plaintiff as of the Registration Deadline. An individual who first asserts such claims after the Registration
Deadline becomes a Litigating Plaintiff as of the date of the filing of such claims.
Consistent with the Court’s inherent authority to manage these proceedings, and in light of the Settlement Program agreed to after years of litigation and complex and extensive discovery and motion practice before this Court and the Special Masters, the Court finds it appropriate at this time to exercise its discretion to enter this Order to fairly, effectively and efficiently manage the
1  Terms not defined herein have the same meaning as in the MSA. The MSA is available on the website of the Settlement Administrator, MDLCentrality.com/CPAP, and will be publicly available at
RespironicsPISettlement.com.

-2 -
cases of any Litigating Plaintiffs. This Order requires all Litigating Plaintiffs to produce certain specified information regarding their claim(s), including medical records and evidence relating to device usage, their alleged injury(ies), and causation, and provides deadlines to meet those requirements prior to further proceedings, including any further discovery, motion practice, or trial on the merits. Litigating Plaintiffs shall be bound by the requirements of this Order and shall fully comply with all obligations required by this Order. The Court expects complete and full compliance with this Order and reserves its ability to dismiss a Litigating Plaintiff’s case with prejudice for failure to adhere to the terms of this Order.
I.BACKGROUND AND STATUS OF PROCEEDINGS
1.On June 14, 2021, Philips RS North America LLC voluntarily recalled certain prescription medical devices, including certain Continuous Positive Airway Pressure (“CPAP”),
Bi-Level Positive Airway Pressure (“BiPAP”), and mechanical ventilator devices (the “Recall”
and the “Recalled Devices”).
2.On October 8, 2021, the United States Judicial Panel on Multidistrict Litigation
(“JPML”) established MDL 3014 to centralize cases concerning the Recalled Devices. More than
800 cases have been filed in or removed to this MDL to date, and more than 58,000 potential claimants entered the Census Registry.
3.District courts have inherent authority to manage their dockets. This is especially true in large litigations, such as this MDL.2 A district court’s power extends to, for example,
2 See, e.g., In re Asbestos Prods. Liab. Litig., 718 F.3d 236, 246 (3d Cir. 2013) (“[D]istrict judges must have authority to manage their dockets, especially during [a] massive litigation.”) (quoting In re Fannie Mae Sec. Litig.,
552 F.3d 814, 823 (D.C. Cir. 2009)); see also Ramirez v. T&H Lemont, Inc., 845 F. 3d 772, 776 (7th Cir. 2016)
(“[A] court has the inherent authority to manage judicial proceedings and to regulate the conduct of those appearing before it.”).

-3 -
“controlling and scheduling discovery, including orders affecting disclosures and discovery under
Rule 26 and Rules 29 through 37,” “adopting special procedures for managing potentially difficult or protracted actions that may involve complex issues, multiple parties, difficult legal questions, or unusual proof problems,” and “facilitating in other ways the just, speedy, and inexpensive disposition of the action.” Fed. R. Civ. P. 16(c)(2)(F), (L) & (P).
4.This Court is granted wide discretion with regard to case management,3 and has the authority to streamline litigation in complex cases through rigorous Case Management Orders, particularly in mass tort cases.4
3 As the U.S. Court of Appeals for the Third Circuit has recognized, “multidistrict litigation ‘presents a special situation, in which the district judge must be given wide latitude with regard to case management in order to effectively achieve the goals set forth by the legislation that created the [JPML].’ This wide latitude applies, in particular, to issuing discovery orders, and to dismissing actions for non-compliance with such orders.” In re
Avandia Mktg., Sales Pracs. & Prods. Liab. Litig., 687 F. App’x 210, 214 (3d Cir. 2017) (citation omitted); see also
In re Guidant Corp. Implantable Defibrillators Prods. Liab. Litig., 496 F.3d 863, 866 (8th Cir. 2007) (affirming
MDL court’s dismissal of claims for failure to comply with discovery orders); In re Phenylpropanolamine Prods.
Liab. Litig., 460 F.3d 1217, 1229 (9th Cir. 2006) (“In re PPA”) (“[A]dministering cases in multidistrict litigation is different from administering cases on a routine docket.”; finding no abuse of discretion in MDL court’s dismissal of claims for failure to comply with discovery and product identification case management orders); Freeman v. Wyeth,
764 F.3d 806, 809 (8th Cir. 2014) (affirming MDL court’s dismissal of claims for failure to provide medical authorizations); In re Asbestos Prods. Liab. Litig., 718 F.3d at 246 (“[A]dministering cases in multidistrict litigation is different from administering cases on a routine docket.”) (quoting In re PPA, 460 F.3d at 1229).
4 In re Vioxx Prods. Liab. Litig., 557 F. Supp. 2d 741, 743 (E.D. La. 2008) (internal citations omitted).
Appellate courts have regularly upheld these sorts of Case Management Orders in MDL proceedings. See, e.g., In re
Phenylpropanolamine (PPA) Prods. Liab. Litig., 460 F.3d 1217, 1232 (9th Cir. 2006) (stating that “[c]ase management orders are the engine that drives disposition on the merits,” and finding no abuse of discretion in MDL court’s dismissal of claims for failure to comply with discovery and product identification case management orders);
United States v. Graf, 610 F.3d 1148, 1169 (9th Cir. 2010) (citing United States v. W.R. Grace, 526 F.3d 499, 508-09
(9th Cir. 2008) (en banc)) (“A district court has broad authority to enter pretrial case management orders to ensure that the trial proceeds efficiently.”); In re Avandia, 687 F. App’x at 214 (affirming MDL court’s dismissal for failure to comply with an order requiring that future plaintiffs provide an expert report); Dzik v. Bayer Corp., 846 F.3d 211,
216 (7th Cir. 2017) (affirming MDL court’s
5.The broad discretion afforded to the Court enables it to enter case management orders after substantial discovery has taken place in a mature mass tort or multidistrict litigation where, as here, a defendant has taken steps to settle a significant portion of the claims pending against it.5 Many MDL courts have exercised their discretion and

-4 -
inherent authority to enter orders establishing discovery and other requirements for future cases filed against settling defendants in mass tort litigation.6
6.In the nearly three years since this MDL was formed, the parties and the Court have expended extraordinary resources to manage these matters effectively and expeditiously. Among other things: The parties and the Court have participated in a Science Day. The Parties have briefed various motions to dismiss, including motions to dismiss amended master complaints, and
dismissal for plaintiff’s failure to comply with discovery order and stating that “[d]istrict courts handling complex, multidistrict litigation ‘must be given wide latitude with regard to case management’ in order to achieve efficiency”) (citation omitted); Acuna v. Brown & Root, Inc., 200
F.3d 335, 340 (5th Cir. 2000) (“Lone Pine orders are designed to handle the complex issues and potential burdens on defendants and the court in mass tort litigation. In the federal courts, such orders are issued under the wide discretion afforded district judges over the management of discovery under Fed. R. Civ. P. 16.”).
5 See Avila v. Willits Env’t Remediation Tr., 633 F.3d 828, 833 (9th Cir. 2011) (noting such orders are authorized by district judge’s “broad discretion to manage discovery and to control the course of litigation under Federal Rule of Civil Procedure 16”).
6 See, e.g., In re Am. Med. Sys., Inc. Pelvic Repair Sys. Prods. Liab. Litig., MDL No. 2325,
Pretrial Order # 239, ECF No. 4272 (S.D.W. Va. June 7, 2017) (establishing requirements for future claims against a defendant due to “recent settlement developments” of thousands of claims after more than three years of litigation); In re Testosterone Replacement Therapy Prods. Liab.
Litig., MDL No. 2545, Case Management Order No. 126, ECF No. 2716 at 1-2 (N.D. Ill. June 11,
2018) (finding it appropriate to enter an order to manage remaining litigation in light of the parties’
settlement agreements entered after years of litigation); In re Zostavax (Zoster Vaccine Live)
Prods. Liab. Litig., No. CV 18-MD-2848, 2022 WL 952179, at *2-3 (E.D. Pa. Mar. 30, 2022)
(quoting 28 U.S.C. § 1407(a)) (“A Lone Pine management order is the only viable way that ‘will promote the just and efficient conduct of [these] actions.’”); In re Proton-Pump Inhibitor Prods.
Liab. Litig. (No. II), MDL 2789, Case Management Order No. 109, ECF 955 (D.N.J. Oct. 2, 2023)
(recognizing the utility of docket control orders “when a defendant has taken steps to settle a significant portion of the claims pending against it”) (collecting cases).

-5 -
this Court (with the assistance of a Special Master) has determined various aspects of those motions, in whole or in part. The parties successfully settled the economic loss claims on a class-
wide basis. The Census Registry has been active since September 2022, and more than 57,000 potential claimants have registered. This Court has provided notice of the Census Registry on the
Court’s website since September 2022. The Personal Injury Plaintiffs have been participating in the Short Form Complaint and Plaintiff Fact Sheet process since October 2022, submitting over
170,000 documents to MDL Centrality. The Philips Defendants have submitted nearly 600
Defendant Fact Sheets. The parties have taken more than 50 depositions, including of third parties, and exchanged millions of documents on all relevant issues, including extensive testing relating to general causation, both prior to and after the Recall. The Special Master has resolved many discovery disputes among the parties. The Court has heard argument on privilege issues, jurisdictional issues, and numerous rounds of dispositive motions, and the parties have participated in numerous conferences with the Court and the Special Masters. In short, proceedings in this
MDL are very mature.
7.Recognizing that continued litigation in pursuit of remaining claims will require enormous strain on the parties and the judiciary, and without admission of fault or liability, the parties entered into the MSA, which creates a program to resolve those Personal Injury Claims for which Plaintiffs’ Negotiating Counsel believe there is any expert and/or scientific support (i.e., claims asserting Qualifying Injuries).
8.For these and other reasons, the Court orders as follows:
II.STAY OF PROCEEDINGS PENDING SETTLEMENT REGISTRATION
PROCESS
9.So as to afford plaintiffs the opportunity to consider the Settlement Program, and to ensure the orderly and effective administration of the Settlement Program, all deadlines for the

-6 -
Personal Injury and Medical Monitoring Tracks set in this Court’s Order of April 16, 2024 (ECF
No. 2727) are hereby vacated. Further, absent agreement of the Philips Defendants and Plaintiffs’
Negotiating Counsel, all Personal Injury Claims against one or more of the Philips Defendants are hereby stayed through and including the Registration Deadline.
10.If after the Registration Deadline, any cases remain for which a Litigating
Plaintiff has moved to remand to state court, the Court will set a schedule for those motion(s), including oral argument, following the Registration Deadline.
11.In light of the withdrawal of the Philips Defendants from the Census Registry
Program Agreement and the termination of the Census Registry Program, the Clerk is hereby directed to remove the Census Registry Program Agreement from the Court’s website.
III.PRESERVATION NOTICE REQUIREMENTS
12.No later than 30 days after the date on which an individual becomes a
Litigating Plaintiff as defined above, counsel for the Litigating Plaintiff (or, if unrepresented, the pro se Litigating Plaintiff) shall notify the following individuals or entities, in writing, that they may have records relevant to the Litigating Plaintiff’s claims and that any records relating to the
Litigating Plaintiff must be preserved pending collection by the Litigating Plaintiff (the “Notice”
or “Notices”):
a.All physicians and/or other healthcare providers who treated the Litigating
Plaintiff, including mental health treatment providers for a Litigating
Plaintiff alleging injury related to mental health;
b.All physicians and/or other healthcare providers who prescribed the
Recalled Device(s) to the Litigating Plaintiff;
c.Any person (if not the Litigating Plaintiff) in possession, custody or control of the Recalled Device(s);

-7 -
d.For Litigating Plaintiffs alleging death, all pathologists and coroners; and
e.If a Litigating Plaintiff is seeking lost wages, all of his or her employers for the period from three years prior to the date for which he or she is seeking lost wages, through the last day for which the Litigating Plaintiff is seeking lost wages.
13.All copies of the Notices shall be preserved by counsel for the Litigating
Plaintiff or the pro se Litigating Plaintiff for so long as the claim remains pending. Counsel for the Litigating Plaintiff or the pro se Litigating Plaintiff shall also serve a statement identifying the names and addresses of all individuals or entities to which Notices were sent, along with copies of the Notices and a signed certification that the Notices were sent as required by this
Order, with their Plaintiff Fact Sheet.
14.Litigating Plaintiffs may not seek to introduce into evidence at trial any document or information from anyone to whom Notice was required to be provided if a Notice was not sent to such person as required by this Order, except with leave of Court for good cause shown.
IV.LITIGATING PLAINTIFFS’ REQUIREMENTS TO PRODUCE CERTAIN
SPECIFIED INFORMATION REGARDING THEIR CLAIMS
15.All Litigating Plaintiffs shall serve the following documents and/or information upon counsel for Defendants within the timeframe provided in Section V. All Litigating Plaintiffs’
productions shall comply with the search, production, and certification requirements of Pretrial
Order No. 18 (ECF No. 660).
a.Litigating Plaintiffs’ Production Requirements7
i.All disclosures required by Fed. R. Civ. P. 26(a)(1).

-8 -
ii.Litigating Plaintiff Fact Sheet. Each Litigating Plaintiff must prepare and submit to Defendants a Fact Sheet and all
accompanying authorizations for the release of records, in the forms attached to the Litigating Plaintiff Fact Sheets, signed under penalty of perjury.
iii.Medical Records. All medical records relating to the Litigating
Plaintiff from any time before, during and after the Litigating
Plaintiff’s use of the Recalled Device, including mental health records if Litigating Plaintiff alleges an injury related to mental health.
iv.Autopsy Reports and Death Certificates. For all Litigating Plaintiffs
alleging death, all autopsy reports regarding the deceased, as well as any accompanying notes or records.
v.Records Relating to Use of the Recalled Device and any CPAP,
BiPAP, or mechanical ventilator acquired to replace the Recalled
Device (a “Replacement Device”). All documents evidencing any use (or non-use) of the Recalled Device or Replacement Device,
including but not limited to DreamMapper data, photos, videos,
7  All documents produced pursuant to Section 12(a) will be deemed “Confidential” under the Amended
Stipulated Protective Order, ECF No. 765, in the first instance, subject to a later process of re-designating these materials and challenges to any re-designation.

-9 -
messages, emails, chats, social media, materials indicating
instructions or habits with respect to cleaning the Recalled Device or Replacement Device, or other communications relating to the use or non-use of the Recalled Device or Replacement Device.
vi.Record Collection Production. The Litigating Plaintiff and his/her
counsel shall affirmatively collect and produce such records from all available sources in the Litigating Plaintiff’s possession, custody, or control, which includes but is not limited to any relevant records that can be collected from the Litigating Plaintiff’s medical facilities and health care providers that treated the Litigating Plaintiff.
Counsel for the Litigating Plaintiff (or the pro se Litigating Plaintiff)
shall be responsible for submitting necessary authorizations or other requests required to obtain the Litigating Plaintiff’s medical records, personnel files and other documents required by this Order.
Because of the need to ensure timely and thorough collection and production and review of all relevant records by the parties, a
Litigating Plaintiff and his/her counsel, if any, must both collect and produce records and provide authorizations in order to comply with this Order.
vii.Declaration. A Declaration under penalty of perjury signed by the
Litigating Plaintiff’s counsel attesting (i) that the Litigating Plaintiff has provided a Litigating Plaintiff Fact Sheet, executed under penalty of perjury; (ii) that all available records in the Litigating

-10
Plaintiff’s possession, custody or control described in the foregoing sections have been collected and produced; (iii) that the Litigating
Plaintiff’s production complies with all of the requirements of
Pretrial Order No. 18; and (iv) that counsel has met with the
Litigating Plaintiff, personally investigated the merit of Litigating
Plaintiff’s claim(s) and satisfied himself or herself that the claim(s)
is/are meritorious, and discussed with the Litigating Plaintiff their claims and likelihood of success. If any of the documents or records described in the foregoing sections do not exist or exist but cannot be obtained, the signed affidavit by the Litigating Plaintiff’s counsel shall state that fact and the reasons why such materials do not exist or cannot be obtained, and shall provide a “No Records Statement”
from each records custodian (or proof of return to sender from the
United States Postal Service if the last known address of the medical provider is no longer valid).
b.Litigating Plaintiffs’ Proof of Injury Requirements
16.All Litigating Plaintiffs shall serve upon Defendants, within the timeframe provided in Section V, all medical records that document the Litigating Plaintiff’s alleged diagnosis and related injuries, including but not limited to a contemporaneous statement from the diagnosing physician that the Litigating Plaintiff was diagnosed with the alleged injury, all diagnostic reports, x-rays, CT scans, PET scans, laboratory reports, treatment plans, Emergency
Room and Urgent Care records, and pharmaceutical records.

-11
a.Litigating Plaintiffs’ Expert Reports
17.All Litigating Plaintiffs shall serve upon counsel for Defendants, within the timeframe provided in Section V, expert report(s) in compliance with Federal Rule of Civil
Procedure 26, including, but not limited to, on the following topics:
i.an opinion that the Litigating Plaintiff has a specified personal injury both generally and specifically caused by a Recalled Device, and how the Recalled Device both generally and specifically caused such Litigating Plaintiff’s alleged personal injury;
ii.an opinion ruling out alternative causes for the Litigating Plaintiff’s alleged personal injury;
iii.a detailed description of facts, medical and scientific literature, testing, and any other authorities relied upon by the expert to support such opinions;
iv.a description of all of the Litigating Plaintiff’s alleged damages; and
v.a complete set of records relied upon in forming the expert’s opinions, including any medical records and test results.
18.Form or template reports are not permitted and will be stricken by the Court.
V.COMPLIANCE
a.Deadline
19.The items required by Section IV shall be produced no later than 60 days after the date on which an individual becomes a Litigating Plaintiff, except that expert reports shall be produced no later than 90 days after such date.
b.Failure to Comply

-12
20.The Court has entered this Order establishing requirements and setting deadlines for the purpose of ensuring that further pretrial litigation against the Defendants in this mature MDL will progress as smoothly and efficiently as possible. Should any Litigating
Plaintiff fail to fully comply with the obligations of this Order, such Litigating Plaintiff’s case is subject to dismissal with prejudice.
21.In the event any Litigating Plaintiff fails to fully comply with the requirements of this Order, Counsel for Defendants shall notify the Court of the alleged deficiencies, and the
Court shall enter an Order to Show Cause why the Litigating Plaintiff’s case should not be dismissed with prejudice. Counsel for Litigating Plaintiffs (or, if unrepresented, the pro se
Litigating Plaintiffs) shall have 21 days to respond to said Order to Show Cause. If any of the
Litigating Plaintiffs fail to cure the deficiencies or show good cause why their case should not be dismissed with prejudice within 21 days of the entry of the Order to Show Cause, those Litigating
Plaintiffs’ claims will be dismissed with prejudice.
VI.ADDITIONAL CASE-SPECIFIC DISCOVERY AND RELATED MOTION
PRACTICE FOR INDIVIDUAL LITIGATING PLAINTIFFS
22.If a Litigating Plaintiff provides all of the materials contemplated by this Order, the Court shall set further deadlines for management of the case, including deadlines (i) for
Defendants’ expert reports on general causation, (ii) for motion practice on general causation, including under Rule 702, (iii) for additional case-specific discovery following decision(s) on general causation, and (iv) for motion practice on remaining issues, including specific causation and summary judgment.
23.Based upon the outcome of these motions, if appropriate, the Court will set
Case Management Conferences to determine whether any non-duplicative discovery, including additional expert disclosures, is necessary and to discuss other case management issues.

-13
The filing and briefing of summary judgment motions and Rule 702 motions (which the Court will schedule) shall not prejudice or otherwise foreclose the opportunity for any party to file later, non-
duplicative summary judgment and Rule 702 motions after completing any additional discovery.
Any party seeking to file non-duplicative dispositive motions, including motions related to personal jurisdiction, must first file a motion requesting a Case Management Conference. The
Court will set deadlines for filing such motions.
24.Upon the expiration of the Registration Deadline, counsel for the Philips
Defendants shall notify the Court that the deadline for registration in the Settlement Program has expired and shall request a conference with the Court within 60 days thereafter.
HONORABLE JOY FLOWERS CONTI

1
IN THE UNITED STATES DISTRICT COURT
FOR THE WESTERN DISTRICT OF PENNSYLVANIA

2
IN RE: PHILIPS RECALLED CPAP, BI-LEVEL
PAP, AND MECHANICAL VENTILATOR
PRODUCTS LIABILITY LITIGATION
THIS DOCUMENT RELATES TO:
Personal Injury Cases Brought By Litigating
Plaintiffs
)
)
)
)  Case No. 2:21-mc-01230-JFC
)  MDL No. 3014
)
) Honorable Joy Flowers Conti
)
)

3
LITIGATING PLAINTIFF FACT SHEET
This Litigating Plaintiff Fact Sheet (“PFS”) must be completed by all Litigating Plaintiffs,
as defined by Case Management Order No.   . Please answer every question truthfully and
accurately to the best of your knowledge.
1.You must answer every question and provide all requested materials in this PFS. It is not sufficient to answer a question by saying “see medical records”; you must complete this form by providing a response to each question.
2.If you have previously submitted a version of this PFS prior to the Court’s Case
Management Order No.   , such submission does not satisfy your PFS requirement
under the Order. You must answer every question and provide all requested materials as detailed in this PFS, which seeks additional information specific to Litigating Plaintiffs.
3.Please consult with your lawyer if you need any assistance.
4.Please do not leave any questions unanswered; if a question does not apply, then please respond with “N/A”. The PFS will be considered deficient and will require supplementation in accordance with the deficiency process set forth in Case Management
Order No.   if questions are left unanswered.
5.By signing the declaration at the end of this document, you are making your responses under oath and under penalty of perjury as if you were testifying in court.
6.You must supplement your responses if you learn that they are incomplete or incorrect, or if your circumstances have changed, in any material respect.
7.For each question where the space provided does not allow for a complete answer, please attach additional sheets so that you can provide complete answers. When attaching additional sheets, clearly label to which question your answer pertains and upload and produce the additional sheets via MDL Centrality.

4
8.You must authorize the disclosure of your personal records (including medical information protected by HIPAA, 45 CFR 164.508) for the purpose of review and evaluation in connection with your claim. For each health care provider, physician, pharmacy, retailer, and government agency identified in your responses to the PFS, please provide completed and signed (but undated) authorizations attached as Exhibit C as described in part VI below. You may not provide a blank authorization form. All authorizations must be completed to include the addressee.
9.Definitions:
o“Health Care Provider” means any hospital, clinic, medical center, physician’s office, infirmary, medical or diagnostic laboratory, or other facility that provides medical, dietary, psychiatric, or psychological care or advice, and any pharmacy, weight loss center, x-ray department, laboratory, physical therapist or physical therapy department, rehabilitation specialist, physician, psychiatrist, osteopath, homeopath, chiropractor, psychologist, nutritionist, dietician, or other persons or entities involved in the evaluation, diagnosis, care, and/or treatment of the plaintiff or plaintiff’s decedent.
o“Durable medical equipment” (“DME”) means any equipment or supplies ordered by a healthcare provider for a patient due to a medical condition or illness.
o“Respironics Device” means any Continuous Positive Airway Pressure device, Bi-
Level Positive Airway device, or mechanical ventilator device manufactured by
Philips RS North America LLC that you acquired or used at any time.
o“Other Device” means any Continuous Positive Airway Pressure device, Bi-Level
Positive Airway device, or mechanical ventilator device that you acquired or used at any time, other than a Respironics Device.
Information provided in response to this PFS, including any response to any authorizations, will only be used for purposes related to this litigation, and shall be deemed

5
Confidential pursuant to the Amended Stipulated Protective Order (ECF No. 765). A
completed PFS shall be considered discovery responses pursuant to Fed. R. Civ. P. 33 and 34 and will be governed by the standards applicable to written discovery under the Federal Rules of Civil
Procedure.

6
I.GENERAL INFORMATION
1.Legal name of person completing this PFS (first, middle, last):
2.Legal name of person or entity on whose behalf a claim is being made (if different from the person identified in response to question 1) (first, middle, last):
3.Legal name of person who uses or used the Respironics Device(s) (if different from the person identified in response to question 2) (first, middle, last):
4.Previous or Additional Names used by person who uses/used the Respironics Device(s):
5.Identify each person that you believe has knowledge or information regarding the facts, circumstances, injuries, conditions, damages, or allegations contained in your Complaint.
6.If you are completing this PFS in a representative capacity (e.g., on behalf of the estate of a deceased person or on behalf of a minor), please complete the following information about yourself and the person on whose behalf you are completing the PFS (the
“Represented Person”):

Your Address	Represented Person’s Address (Respironics Device User/Plaintiff’s Last Known Address)	Capacity in which you are representing the individual or estate	Relationship to the Represented Person (Respironics Device User/ Plaintiff)

a.If you represent a decedent’s estate complete the following:
Date of death:
State of death:
7.Case Information:
This PFS pertains to the following case:

Case Name:
Case Number:

7
The rest of this PFS requests information about the person who used the Respironics
Device(s). If you are completing this form in a representative capacity, please respond to the remaining questions with information about the person who used the Respironics Device(s).
Whether you are completing this PFS for yourself or for someone else, “you” means the person who used the Respironics Device.

8
II.RESPIRONICS DEVICE USAGE
COMPLETE THE QUESTIONS IN THIS SECTION FOR EACH RESPIRONICS
DEVICE. (ATTACH SEPARATE SHEETS AS NECESSARY FOR ADDITIONAL
DEVICES.)
8.Please complete the following chart for each Respironics Device. For each Health Care
Provider and DME identified in this section, please complete an authorization attached as
Exhibit C, as explained in Section VI., Paragraph 3.

Respironics	Respironics	Approximate	How much	Reason for	Name and Address of	Name and
Device	Device	Purchase	of the total	Use of the	Health Care Provider(s)	address of
Model	Serial	Date of	purchase	Respironics	who	the DME
Name and	Number	Respironics	price of the	Device	prescribed/recommended	that
Number		Device	Respironics		the use of the	provided
			Device did		Respironics Device	the
			you pay?			Respironics
Device

9.For each Respironics Device in the table above, complete the following:

Respironics	What date did	In general, how	In general, how	Did you use	If yes daytime use,
Device Name	you start using	many nights per 7	many hours per	the	approximately how
and Serial	the Respironics	day week do/did	night do/did you	Respironics	many hours per day
Number	Device?	you use the	use the	Device during	do/did you use the
		Respironics	Respironics	the daytime?	Respironics Device?
		Device?	Device?	(Y/N)

a.Identify every city and state you have resided in which you used the Respironics
Device(s) listed above and the dates of residence for each location.

9

Dates of residence	Location (city and state)

10.For each Respironics Device listed above, where do/did you store the Respironics Device when it is/was not in use?

Respironics Device Name and Serial Number	Where was the Respironics Device stored?

11.Have you paused or stopped your usage of the Respironics Device?
a.If so, when and for what period of time?

Have you paused/stopped using the Respironics Device?	When and for what period of time?

12.Other than advice from your attorneys, identify and describe any advice or guidance you received regarding your use or usage, or continued use or usage, of your Respironics
Device(s), including but not limited to any such advice or guidance after the Philips RS recall, including from your Health Care Provider.
13.Have you or anyone on your behalf ever cleaned your Respironics Device?

1

Respironics Device Name and Serial Number	Have you or anyone on your behalf ever cleaned your Respironics Device(s)?	How did you clean the Respironics Device(s)	What products did you use to clean the Respironics Device(s)? (Please identify all products, including any products advertised by third parties as CPAP cleaning devices.)

14.Have you ever noticed any particulate or dark matter in or on the Respironics Device(s)?
a.If yes, please identify when you first noticed the particulate/dark matter?
b.Identify any and all evidence you have, if any, that the foam in your Respironics
Device actually degraded.
15.Have you used any optional accessories (e.g., humidifier, cleaners, wipes, masks/
headgear, tubing hoses, filters, nasal cushions, etc.) in combination with the
Respironics Device?
a.If yes, please complete the chart below.

Accessory Name	Accessory Type	From Whom Did You Acquire the Accessory?	When Did You Acquire the Accessory?

16.When did you first hear about the recall notification for your Respironics Device?
17.Did you participate in the recall?
a.If yes, when?
b.What is your Philips Device Registration Confirmation Code Number?

1
III.PERSONAL INFORMATION
18.Current address and date you moved there:

Current Address	Date you moved there

19.Most recent former address and dates (approximate) during which you resided there:

Most Recent Former Address	Dates during which you resided there (approximately)

20.Social Security Number:
21.Date of birth:
22.Are you currently employed? YES NO
If yes, please identify your current employer with name, address and telephone number:

Current Employer	Address	Phone Number

If not, did you leave your last job for a medical reason? YES NO
If yes, describe the medical reason:
23.Have you ever been out of work for more than thirty (30) days for reasons related to your health in the past five (5) years? YES NO
If yes, please state the approximate dates you were out of work, employer, and health condition:

1

Approximate Dates you were out of work	Employer at the time	Health Condition

24.Have you ever served in any branch of the military? If yes, please identify.
a.Were you ever discharged for any reason relating to your medical or physical condition? If yes, state what that condition was:
25.If you have Medicare, please state your Health Insurance Claim Number (“HICN”)
number:

1
IV.PERSONAL MEDICAL BACKGROUND
26.Current height and weight:

Height	Weight

27.Approximate weight at date of CPAP prescription:
28.Medical Conditions:
a.To the best of your knowledge, have you ever experienced or been diagnosed with any of the following conditions from the time beginning ten (10) years before your first use of the Device(s) to the present? Please select Yes or No for each condition. For each condition for which you answer Yes, please complete the
Treating Physician information. For each Treating Physician identified in this section, please complete an authorization attached as Exhibit C, as explained in
Section VI., Paragraph 3.

Condition Experienced or Diagnosed	Yes	No	Do Not Know	Treating Physician
Acute Inhalation Injury
Acute Respiratory Failure
Allergies or Allergic Reaction
Asthma
Atrial Fibrillation
Bronchitis
Cancer
Chronic Obstructive Pulmonary Disease
Chronic Kidney Disease
Chronic Sinusitis
Heart Failure

1

Lung Injury or Damage
Nasal Turbinate Hypertrophy

1

Pneumonia
Pulmonary Fibrosis
Sarcoidosis
Sleep Apnea
Recurrent Esophageal Candida
Respiratory Infection or Failure
29.If you have been diagnosed with cancer, which type of cancer were you diagnosed with?
For each Treating Physician identified in this section, please complete an authorization attached as Exhibit C, as explained in Section VI., Paragraph 3.

Type of Cancer	Treating Physician (if different than above in Question 28)

30.If you were diagnosed with a sleep disorder, please state the disorder and treatment to address the disorder (if any).

Sleep Disorder	Treatment to address the disorder

31.Health Care Providers (Excluding Mental Health Care Providers): To the best of your recollection, identify each Health Care Provider who has provided treatment to you for any reason (excluding mental health reasons) in the past ten (10) years and the reason for consulting the Health Care Provider (attach additional sheets as necessary). For each provider identified in this section, please complete an authorization attached as Exhibit C, as explained in Section VI., Paragraph 3.

1

Name	Address	Approximate Dates/Years of Visits	Reason(s) for Visit or Specialty

32.Hospitals, Clinics, and Other Facilities: To the best of your recollection, identify each hospital, clinic, surgery center, physical therapy or rehabilitation center, or other healthcare facility where you have received inpatient or outpatient treatment in the past ten (10) years (including any hospitalization and emergency room treatment) for any reason (attach additional sheets as necessary). For each hospital, clinic, surgery center, physical therapy or rehabilitation center, or other healthcare facility identified in this section, please complete an authorization attached as Exhibit C, as explained in Section
VI., Paragraph 3.

Name	Address	Approximate Admission Date(s)	Reason(s) for Visits

33.Insurance Carriers: To the best of your recollection, identify each health insurance carrier which provided you with medical coverage and/or pharmacy benefits for the last ten (10) years, and the policy number (attach additional sheets as necessary). For each insurance carrier identified in this section, please complete an authorization attached as
Exhibit A, as explained in Section VI., Paragraph 1.

Insurer Carrier	Policyholder	Policy Number	Approximate Dates of Coverage	Includes DME Coverage (Yes/No/Don’t Know)

34.State whether you have been reimbursed or filed a claim for reimbursement under an insurance policy with respect to any of the alleged injuries that form the basis of your
Complaint. If so, for each claim, identify the insurance provider with which you filed a claim, the policyholder, the policy number, the claim number, and any reimbursement amount.

1
35.State whether you have undergone a physical examination in connection with any application for life insurance since January 1, 2010. If so, state the following:

1
a.The date the examination was conducted;
b.The name of the health care provider who conducted the examination;
c.Whether there is a report of such physical examination;
d.The name of the life insurance company on whose behalf the examination was conducted; and
e.Whether or not your application for life insurance was denied as a result of the physical examination.
36.List all of the prescription medications or over-the-counter medications you have taken for at least three consecutive months in the period during which you used your Device, to the best of your recollection, and attach additional sheets as necessary. Please also list any medications for any length of time if they were prescribed for your alleged injury.
For each prescriber identified in this section for a medication prescribed for an alleged injury, please complete an authorization attached as Exhibit C, as explained in Section
VI., Paragraph 3.

Medication	Condition for	Prescriber	Date of First	Medication
Name	Prescription	Name and	Prescription	prescribed for
		Address		alleged injury
Yes/No?

37.Have you ever used tobacco products or smoked marijuana, including cigarettes, e- cigarettes (e.g., vaping), cigars, pipes, and/or chewing tobacco/snuff?
a.If you answered yes, please complete the chart below.

Tobacco Product	Date Started	Date Ceased (or Ongoing)	Frequency of Use
Cigarettes
E-Cigarettes/Vape Pens
Cigars
Pipes (including Hookah)
Chewing Tobacco
Snuff
Any other Nicotine Product
Marijuana
      38.Other Exposure

1
a.State whether you are aware of, or have reason to believe, you may have been exposed to chemicals or toxins either at your current or former places of work or residences.
b.During your career have you ever to your knowledge worked on or nearby dangerous or hazardous materials (e.g., asbestos, chemicals, auto-body paints, brake-lining, mining, nuclear reactors, shipyards, etc.)?
c.If yes, please complete the chart below.

Name of Employer	Address and Telephone Number	Dates of Employment	Type of Business and Position

2
V.INJURIES AND DAMAGES
          39.Are you claiming any physical injuries or illness because of the Device?
a.YES NO
b.If yes, please describe in detail the following:
i.For each provider identified in this section, please complete an authorization attached as Exhibit C, as explained in Section VI., Paragraph 3.

Physical Injury	Approximately	Is the injury or	When were	Who diagnosed	Where was the
or Illness	when the	illness	you diagnosed	the injury or	injury or illness
	symptoms began	continuing?	with this	illness?	diagnosed?
injury or
illness

40.Identify the Health Care Provider(s) who treated you for the injuries you claim in this case. For each Health Care Provider identified in this section, please complete an authorization attached as Exhibit C, as explained in Section VI., Paragraph 3.
41.Identify whether, before you began using your Respironics Device, you suffered from the injury you are alleging in your Complaint as having been caused by your use of a
Respironics Device.
42.State whether there is any history in your family of the same type of condition, disease or injury you are alleging in your Complaint as having been caused by your use of a
Respironics Device, and if so, identify the family member and their condition, disease or injury.
43.Are you making a claim for lost wages or lost earning capacity?
44.State whether you have ever filed a claim (including a claim for worker’s compensation or social security disability) or instituted a legal proceeding (including any previous legal proceedings regarding a Respironics Device) for any personal injury. If so, state the following:
a.The date of the claim;
b.The nature of the injuries and damages claim;
c.The place of filing for each claim or legal proceeding;
d.The full names and addresses of all parties to the action;

2
e.The name of the court or other forum;
f.The title of the action and case number;
g.The current posture of the claim or legal proceedings; and
h.The final result of each completed claim or legal proceeding, including any monetary judgment, settlement, or award.

2
VI.AUTHORIZATIONS
All Litigating Plaintiffs must complete the following authorizations as necessitated by your responses to the foregoing sections (You may not provide a blank authorization. All authorizations must be completed and include the addressee):
1.Authorization for Release of Insurance Records. For each company listed in your response to Section IV., Question 31, please provide a completed and signed (but undated)
Authorization for Release of Insurance Records in the form attached as Exhibit A.
2.Medicare Authorization Form. If you identified an HCIN in Section III, Question 21, please provide a completed and signed (but undated) Medicare Authorization Form in the form attached as Exhibit B.
3.Limited Authorization to Disclose Health Information. For each health care provider, physician, prescriber, pharmacy, DME, retailer, hospital, clinic, surgery center, physical therapy or rehabilitation center, other healthcare facility, and government agency identified in your responses to Questions 8, 28, 29, 31, 32, 36, 39 and 40, please provide a completed and signed (but undated) Limited Authorization to Disclose Health Information records in the form attached as Exhibit C.
4.Authorization and Consent to Release Psychotherapy Notes. If you have sought professional treatment for your emotional distress you are alleging as a result of your device usage, please, provide a completed and signed (but undated) Health Care
Authorization in the form attached as Exhibit D.
5.Authorization for the Release of Employment Records. If you are asserting a claim for lost wages or a reduction in or loss of earning capacity, please provide a completed and signed
(but undated) Employment Authorization in the form attached as Exhibit E.
6.Limited Authorization for Release of Workers’ Compensation Records. If you have applied for workers’ compensation, please provide a completed and signed (but undated)
Authorization for Release of Workers’ Compensation Records for each agency or company you submitted your application to in the last ten (10) years in the form attached as Exhibit
F.
7.Consent for Release of Social Security Information and Release for Social Security Earning
Capacity. If you are asserting a claim for lost wages or a reduction in earning capacity, please provide a completed and signed (but undated) Consent for Release of Information for Social Security records and the Release for Social Security Earning Capacity in the
forms attached as Exhibit G(1) and G(2). If you are not asserting a wage loss claim or a reduction in lost earning capacity, you are not required to provide the Social Security
Authorizations.

2
8.Tax Return 4506 Form. If you are asserting a claim for lost wages or a reduction in earning capacity, please provide a completed and signed (but undated) IRS Form 4506 attached as
Exhibit H for each year identified. If you are not asserting a wage loss claim or a reduction in lost earning capacity, you are not required to provide IRS Form 4506.
9.Limited Authorization to Disclose Health Information. Please provide a completed and signed (but undated) Limited Authorization to Disclose Health Information in the form attached as Exhibit I, addressed to Philips RS North America LLC, only, in connection with record collection from Care Orchestrator, Dream Mapper and/or EncoreAnywhere.
All plaintiffs must complete a signed but undated Exhibit I.

2
VII.RELEVANT DOCUMENTS
REQUEST NO. 1: Produce all non-privileged documents you reviewed that assisted you in the preparation of your responses to this PFS.
REQUEST NO. 2: Produce all medical records and/or documents relating to the use of the
Respironics Device(s) from any Health Care Provider who treated you in the past ten (10) years and who treated you for any disease, condition, or symptom referred to in any of your responses to the questions above and concerning any condition you claim is related to the use of the
Respironics Device(s), including, but not limited to, all imaging studies of any part of your body, and laboratory, pathology, and biopsy reports, that relate in any manner to the diagnosis, treatment, care, or management of your condition and the injuries alleged in your Complaint.
REQUEST NO. 3: Produce all documents you reviewed, utilized or relied on in responding to the PFS.
REQUEST NO. 4: Produce all documents and communications regarding your Respironics
Device(s) and/or your Other Device(s), including but not limited to documents regarding any modifications or changes made to your Respironics Device(s).
REQUEST NO. 5: Produce all documents and communications regarding your insurance coverage from the date you acquired your Respironics Device(s) to the present.
REQUEST NO. 6: Produce all documents and communications regarding any application for life insurance you submitted from January 1, 2010 to the present, including but not limited to any reports of physical examinations conducted therewith and any approval or denial notification from the insurance company.
REQUEST NO. 7: Produce all documents and communications for any claim (including a claim for worker’s compensation or social security disability) or legal proceeding for any personal injury you filed from January 1, 2010 to the present.
REQUEST NO. 8: Produce all documents regarding the cleaning (if any) of your Respironics
Device(s), including but not limited to all documents reflecting any products used to clean your
Respironics Device, the frequency of the cleaning of your Respironics Device(s), and any communication with any person regarding the cleaning of a Respironics Device.
REQUEST NO. 9: Produce all documents regarding any particulate or dark matter in your
Respironics Device(s), including but not limited to any photos or videos of your Respironics
Device(s) and any other evidence that you believe shows that the foam in your Respironics
Device(s) actually degraded.
REQUEST NO. 10: Produce all documents regarding any diagnosed medical conditions or injuries you suffered within the last 20 years, and any medications or treatments that you have been prescribed within the last 20 years, involving the lungs, throat, nose, mouth, respiratory tract, or any other part of the body that you claim was injured from use of a Respironics Device.

2
REQUEST NO. 11: If you are seeking lost wages, all paystubs and employment contracts from three years prior to the date for which you are seeking lost wages, through the last day for which you are seeking lost wages.
REQUEST NO. 12: Produce all documents regarding the Philips RS North America LLC recall.

1
VIII.DECLARATION
Pursuant to 28 U.S.C. § 1746, I declare under penalty of perjury under the laws of the
United States that (i) all the information provided in this Plaintiff Fact Sheet is true and correct to the best of my knowledge; (ii) that I have supplied all the documents requested in Section VII above to the extent that such documents are in my possession, custody, or control, or in the possession, custody, or control of my lawyers; and (iii) that I have supplied the authorizations attached to this declaration.
Date:
Signature:
Printed Name:
Location:
Exhibit A
[***]
Exhibit B
[***]
Exhibit C
[***]
Exhibit D
[***]
Exhibit E
[***]
Exhibit F
[***]
Exhibit G(1)
[***]
Exhibit G(2)
[***]
Exhibit H
[***]
Exhibit I
[***]